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                                                                   Exhibit 10.14


               JOINT RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT

     This Joint Research, Development and License Agreement (the "Agreement") is made and shall be effective as of May 28, 1999 by and between Cephalon, Inc., a Delaware corporation with its principal place of business located at 145 Brandywine Parkway, West Chester, Pennsylvania 19380-4245, U.S.A. ("Cephalon") and H. Lundbeck A/S, a Danish corporation with its principal place of business located at 9 Ottiliavej, DK-2500 Valby, Copenhagen, Denmark ("Lundbeck").

                                  WITNESSETH:

     WHEREAS, Kyowa Hakko Kogyo, Co. Ltd. ("Kyowa") granted to Cephalon the right to develop, use and sell pharmaceutical products containing the Substance, KT7515 (a derivative of K252a), under the terms and conditions of a license agreement ("Kyowa License") dated May 15, 1992, as amended; said right, including the right to sublicense, being exclusive in the United States of America ("U.S.") and semi-exclusive in the rest of the world;

     WHEREAS, Cephalon wishes to grant, and Lundbeck wishes to accept, an exclusive sublicense under the Kyowa License, in that certain territory to be defined herein, to a product developed by Cephalon that is based on KT7515 and shall be known hereinafter as CEP-1347;

     WHEREAS, the Parties intend to enter into discussions with Kyowa with the objective of restructuring certain existing territorial marketing rights covering CEP-1347 so that, pending the outcome of such discussions, Cephalon would hold exclusive marketing rights in North America and Lundbeck would hold exclusive marketing rights in Europe;

     WHEREAS, Cephalon, independent of Kyowa, has developed a chemical platform of fused pyrrolocarbazole compounds ("FP" or "FPs") believed to have potential efficacy in treating diseases of the nervous system;

     WHEREAS, Cephalon wishes to grant, and Lundbeck wishes to accept, an exclusive license in that certain territory to be defined herein to such class of FPs including, without limitation, those FPs known as CEP-5229, CEP-5732, CEP-6107, CEP-6141, CEP-5283, CEP-5398, CEP-5567 and CEP-5280 for use as
provided herein;

     WHEREAS, Cephalon and Lundbeck desire to enter into a research and development collaboration to identify, develop and commercialize compounds for uses related to diseases of the nervous system; and

     WHEREAS, Cephalon and Lundbeck desire to establish commercial licensing and supply arrangements under which Cephalon Licensed Products and Kyowa Licensed Products (as defined below) will be marketed and sold exclusively by Lundbeck in the Territory (as defined


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below), and Lundbeck Licensed Products (as defined below) will be marketed and sold exclusively by Cephalon outside the Territory.

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby affirmed, the parties hereby agree as follows.

Article 1. Definitions. Terms that are capitalized as defined terms in this Agreement shall have the meanings set forth below, and defined terms may be used in their singular and plural sense:

1.1 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, a Party to this Agreement. Without limiting the foregoing, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity, or the right to control the policy decisions of a person or entity, shall be deemed to constitute control.

1.2 "At Cost" shall mean all direct and indirect costs incurred in the manufacturing, testing and storage of Development Compounds and Licensed Products, as such terms are defined herein (allocated to the production of such Development Compounds and Licensed Products, as the case may be, in a fair and equitable manner in conformance with generally accepted accounting principles, consistently applied with those established with respect to other products), with such costs including, but not limited to:

     (a) direct variable costs (e.g., excipients, packing material, wages);

     (b) allocated semi-variable costs (e.g., wages and salaries of supervisors, laboratory technicians and service personnel, other personnel costs, repair and maintenance of machinery, stock material used internally, stationary and acquisitions);

     (c) fixed costs (e.g., wages and salaries of Director of Production, staff, head of departments, supervisors and laboratory technicians, and other personnel costs); and

     (d) distributed costs (e.g., rent, energy);

     (e) an allocation for overhead in an amount equal to forty percent (40%) of the aforementioned Costs as herein defined;

provided, however, that if a Party engages a toll manufacturer or otherwise incurs costs due to the payment of an invoice submitted by a third party in connection with services rendered in connection with this Agreement, then "At Cost" with respect to such services shall mean the amount(s) set forth on said invoice(s) and paid by the applicable Party, all provided that the third party has been engaged on competitive terms.


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1.3   "Backup Compounds" shall mean each set of Compounds, as such term is defined herein, that fulfill those same criteria set forth by the Joint Management Team (or "JMT," as defined herein) that enable a Compound to qualify as a Development Compound, whether or not such Backup Compounds actually are selected by the JMT for preclinical, clinical and commercial development. The precise number of Backup Compounds in a set, as well as their respective selection criteria, shall be determined by the JMT. It is the intention of the Parties that such Backup Compounds initially shall be held in reserve and subsequently may be designated and developed as Development Compounds.

1.4 "CEP-1347" shall mean a certain indolocarbazole compound for which development and commercialization rights have been granted to Cephalon pursuant to the Kyowa License. The chemical formula of CEP-1347 is as set forth on Exhibit B.

1.5 "Cephalon Compounds" shall mean Compounds (as defined herein) other than Joint Compounds and Lundbeck Compounds.

1.6   "Cephalon Know-How" shall mean Know-How that is proprietary to Cephalon.

1.7 "Cephalon Licensed Products" shall mean pharmaceutical products that contain Cephalon Compounds.

1.8 "Cephalon Patent Rights" shall mean Patent Rights that are proprietary to Cephalon.

1.9 "Cephalon Technology" shall mean Technology that is proprietary to Cephalon. With respect to CEP-1347, Cephalon Technology includes the drug development dossier related to the filing of an investigational new drug application by Cephalon that supports short-term clinical studies; as well as any Cephalon Patent Rights and Cephalon Know-How to the extent that it relates to the synthesis, composition and uses of CEP-1347 in the Field.

1.10 "Compounds" shall mean:

     (a) Subject to the exclusions set forth below, "Compounds" shall include
(i) CEP-1347; (ii) FPs that inhibit the same Targets (as such term is defined herein) as does CEP-1347 including, without limitation, CEP-5229, CEP-5732, CEP-6107, CEP-6141, CEP-5283, CEP-5398, CEP-5567, CEP-5280; (iii) FPs that act upon any other Targets that may be selected by the JMT (as defined below); and
(iv) chemical entities other than FPs that are selected pursuant to the unanimous consent of the Parties, and act upon Target(s) in the Field. For purposes of this subsection, an FP or other chemical entity shall be deemed to be a Compound only insofar as it has been conceived prior to the end of the Research Program and synthesized prior to the later of (i) one (1) year following the date of conception; and (ii) the end of the Research Program. Any such chemical entities that act upon a Target and fulfill potency criteria established by the JMT, but fail to meet the selectivity requirements established by the JMT or would otherwise be excluded as "Compounds" under the terms of subsection 1.10(b) below, nevertheless may be


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designated by the JMT to be "Compounds" so long as such chemical entities are not covered by the terms of any then-existing third party obligations of Cephalon.

     (b) Notwithstanding the foregoing, "Compounds" shall not include any chemical entities (whether or not FPs) which (i) are subject to any outstanding third party obligations of Cephalon, as set forth on Exhibit C hereto; or (ii) predominantly inhibit the biological activity, with an IC/50/ less than 50 nM, of the following tyrosine kinases and receptors: nerve growth factor receptors (e.g., trkA, trkB, trkC and homologues thereof), vascular endothelial growth factor receptors (e.g., VEGFR1, VEGFR2 and homologues thereof), and glial derived neurotrophic factor receptors (e.g., ret and its associated GFRa1, GFRa2, GFRa3, and GFRa4 accessory receptors and homologues thereof). Any such chemical entities that are deemed to fall outside the definition of Compounds as a result of the application of this subsection 1.10(b) shall remain the sole and exclusive property of Cephalon, and will not be subject to the terms and conditions hereof.

1.11 "Development Compounds" shall mean Compounds that meet the criteria established, and are selected, by the JMT to be Development Compounds, unless and until said Compounds are otherwise excluded from further development by the JMT in accordance with the terms of Section 3.2 below.

1.12 "Development Program" shall mean a program including, but not limited to, preclinical, clinical, scale-up manufacturing and commercial development of a Development Compound conducted by the Parties pursuant to this Agreement primarily with the intent, and for the purpose, of generating data for submission to regulatory authorities in support of an application for governmental approval necessary to permit the commercialization of a Licensed Product.

1.13 "Effective Date" shall mean the date hereof.

1.14 "Field" shall mean the treatment of diseases of the nervous system.

1.15 "FTE" shall mean a full time equivalent employee.

1.16 "Initial Research Term" shall mean the initial three (3) year period of the Research Program, commencing upon the Effective Date of this Agreement.

1.17 "Joint Compounds" shall mean Compounds (as defined herein) that have been conceived or reduced to practice jointly, as determined by the patent laws of the United States, by Cephalon and Lundbeck during the conduct of the Research Program.

1.18 "Joint Know-How" shall mean Know-How that is proprietary jointly to both Parties.

1.19 "Joint Licensed Products" shall mean all pharmaceutical products that contain Joint Compounds.


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1.20 "Joint Patents" shall mean all Patent Rights that are proprietary jointly to both Parties.

1.21 "Joint Technology" shall mean Technology that is proprietary jointly to both Parties.

1.22 "Joint Management Team" or "JMT" shall mean the group of research, development, and commercial executives collectively designated to serve in such capacity by each of Cephalon and Lundbeck.

1.23 "Know-How" shall mean know-how, trade secrets, Targets, inventions, discoveries, technical information (including preclinical data and clinical results), formulae, processes, expert opinions, data, and other confidential and proprietary information, other than Kyowa Technology, owned, controlled or licensed (with the right to assign or sublicense) by either Party or any of its Affiliates, to the extent that it relates to the conduct of the Research Program or a Development Program, or to the composition, manufacture or use of Compounds or Licensed Products.

1.24 "Kyowa Licensed Products" shall mean all pharmaceutical products that contain CEP-1347.

1.25 "Kyowa Technology" shall mean the patent rights, including all U.S. patent applications and issued patents owned or controlled by Kyowa and its Affiliates covering the composition, manufacture or use of CEP-1347 (as well as the use of K252a solely in connection with the manufacture of CEP-1347) including but not limited to any provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions derived therefrom, as well as all foreign patent applications, granted foreign patents and all counterparts thereof including, but not limited to, supplemental protection certificates, administrative protection certificates (or other governmental actions) which provide exclusive rights to the patent holders in the patented subject matter, manufacturing rights, and know-how relating to K252a and CEP-1347 to the extent that they have been granted to Cephalon pursuant to the Kyowa License. A copy of the Kyowa License is attached hereto as Exhibit D.

1.26 "Licensed Products" shall mean Cephalon Licensed Products, Kyowa Licensed Products, and Lundbeck Licensed Products.

1.27 "Lundbeck Compounds" shall mean Compounds (as defined herein) that have been conceived or reduced to practice solely by Lundbeck.

1.28 "Lundbeck Licensed Products" shall mean all pharmaceutical products that contain Lundbeck Compounds.

1.29 "Lundbeck Know-How" shall mean Know-How that is proprietary to, or licensed by, Lundbeck.


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1.30 "Lundbeck Patent Rights" shall mean Patent Rights that are proprietary to, or licensed by, Lundbeck.

1.31 "Lundbeck Technology" shall mean Technology that is proprietary to, or licensed by, Lundbeck.

1.32 "Marketing Authorization Application" or "MAA" shall mean an application seeking the approval of the competent regulatory authority in any country in the Territory (including, without limitation, the European Medicines Evaluation Agency or "EMEA") to enable one of the Parties (or an Affiliate or assignee thereof) to market a Cephalon Licensed Product or a Kyowa Licensed Product.

1.33 "Net Sales" shall mean the gross receipts derived in arms-length transactions from the sale of Licensed Products in the Territory by Lundbeck (or by its Affiliates, sublicensees, distributors or other authorized third parties holding rights granted by Lundbeck to market and sell Cephalon Licensed Products or Kyowa Licensed Products under this Agreement) to independent third parties in the Territory, less an amount equal to three percent (3%) of such gross receipts which amount shall be deducted in lieu of deducting any actual amounts for transportation or insurance charges, taxes and duties, discounts, allowances, rebates and commissions, or any other customary deductions which might otherwise be taken. Sales between or among Lundbeck and its Affiliates (or sublicensees, distributors or other authorized third party marketers) shall be excluded from the computation of gross receipts hereunder except where such Affiliates (or sublicensees or other authorized third party marketers) are end users, but gross receipts shall include the subsequent final sales to third parties by such Affiliates (or sublicensees or other authorized third party marketers). Where
(i) Cephalon Licensed Products and/or Kyowa Licensed Products are sold as one of a number of items without a separate price; or (ii) the consideration for the Cephalon Licensed Products and/or Kyowa Licensed Products shall include any non-cash element; or (iii) the Cephalon Licensed Products and/or Kyowa Licensed Products shall be transferred in any manner other than an invoiced sale, except for Cephalon Licensed Products and/or Kyowa Licensed Products transferred as samples or any other similar transfer for promotional purposes usually made in the relevant part of the Territory, the gross receipts applicable to any such transaction shall be deemed to be Lundbeck's average gross receipts for the applicable quantity of Cephalon Licensed Products and/or Kyowa Licensed Products at that time in the country in which the transaction occurred. If there are no independent gross receipts of Cephalon Licensed Products and/or Kyowa Licensed Products in the country at that time, then Lundbeck and Cephalon shall mutually agree on a surrogate measure to be used in lieu thereof.

1.34 "Party" or "Parties" shall mean Cephalon and/or Lundbeck, as the case may be.

1.35 "Patent Rights" shall mean all patent applications (whether in preparation or filed) and issued patents, owned, controlled or licensed (with the right to assign or sublicense) by a Party or Parties to this Agreement (or an Affiliate thereof) covering the assays, Targets, processes, composition, manufacture or use of any Compound (as well as any Know-How that may be


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patentable) that are owned by one or both of the Parties, including but not limited to any provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions derived therefrom, as well as all foreign patent applications, granted patents and all counterparts thereof including, but not limited to, substitutions, confirmations, registrations, revalidations, supplemental protection certificates, administrative protection certificates (or other governmental actions) which provide exclusive rights to the patent holders in the patented subject matter. All such Cephalon Patent Rights in existence as of the Effective Date shall be as set forth on Exhibit A hereto.

1.36 "Research Program" shall mean the program of preclinical discovery research that will focus on the selection and validation of Targets and the discovery and evaluation of Compounds in the Field, all to be conducted by the Parties under the terms of this Agreement as more fully described in Exhibit E hereto.

1.37 "Target" or "Targets" shall mean a component of the human nervous system, which component in its function or malfunction is involved in treating, or otherwise relates to, diseases in the Field. More specifically, Targets will be defined in terms of their respective protein or genetic sequence(s), molecular structure(s), biochemical activity, binding of ligand(s) or interaction with other components of the human nervous system.

1.38 "Technology" shall mean, collectively, Patent Rights and Know-How, but excluding Kyowa Technology. For purposes of clarification, the term Technology expressly excludes any Patent Rights and Know-How that either Party may license from a third party after the Effective Date of this Agreement, unless (i) such Party is permitted to grant a sublicense or other rights thereunder to the other Party; and (ii) the sublicensing Party shall have executed and delivered a sublicense or other agreement in a form reasonably required in connection therewith.

1.39 "Territory" shall mean generally the regions of Europe, the Middle East, and South America (including, without limitation, the countries within those regions listed in Exhibit F hereto), as well as the countries of Australia, New Zealand and South Africa.

1.40 "Valid Claim" shall mean a claim of an issued patent that has not lapsed or become abandoned or been declared invalid or unenforceable by a court or agency of competent jurisdiction from which no appeal can be or is taken. Article 2. Research and Development Programs

2.1 Research Activities. The Parties agree to conduct a joint Research Program as described in Exhibit E to discover and synthesize Compounds that act upon Target(s) and may have efficacy in the Field. Under the Research Program the Parties shall select and validate Targets, and evaluate Compounds as potential modulators of those Targets. For purposes of clarification, Lundbeck shall not use Cephalon Technology except in connection with the fulfillment of its obligations and furtherance of its rights established hereunder. The Research Program also may include studies relating to the potential efficacy of CEP-1347 in treating diseases in the Field,



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concentrating on, but without being limited to, studies relating to the potential efficacy of CEP-1347 in treating neurodegenerative diseases and the validation of key signaling kinases that act upon those Target(s) that are the same as those targeted by CEP-1347 in neural tissues.

2.2 Selection of Compounds and Compound Synthesis. In addition to those chemical entities defined as Compounds under the terms of Section 1.10 hereof, the Parties shall determine whether or not certain other chemical entities shall be deemed to be Compounds. For purposes of clarification, and subject to the grant of any rights hereunder, the Party holding proprietary rights to any such Compound(s) shall continue to hold all such rights in said Compound(s) during the pendency of this Agreement and following the termination thereof.

2.3 Extension of the Research Program. At the option of Lundbeck, the Research Program shall be extended for an additional term either of one (1) or two (2) twelve-month periods beyond the date of expiry of the Initial Research Term, with the level of financial support to be provided by Lundbeck to Cephalon during any such extension period to be established in accordance with the terms of Section 6.3 hereof.

2.4 Development Activities. The Parties agree jointly to conduct a Development Program for the use of CEP-1347 to treat diseases in the Field, and of other Development Compounds as may be selected by the JMT.

2.5 Term of the Development Program. The Development Program shall continue for so long as the Parties agree, subject to the oversight and direction of the JMT, to pursue marketing approval for not less than one Development Compound.

2.6 Use of Research Materials. The Parties agree that all compositions, biological materials and animals used in the Research Program and the Development Program shall be used in compliance with all applicable laws and regulations.

Article 3.  Joint Management Team

3.1 Joint Management Team. The JMT shall consist of six (6) members, three (3) of whom shall be appointed by Cephalon and three (3) of whom shall be appointed by Lundbeck. Each Party may change its representatives to the JMT at its sole discretion. The JMT shall meet face-to-face at least two (2) times per year, and shall communicate regularly and no less frequently than once per calendar quarter. The first such meeting shall be held within ninety (90) days after the Effective Date. The location of the meetings shall alternate between the corporate headquarters of the Parties unless otherwise agreed to by the Parties.

3.2  Responsibilities of the JMT. The responsibilities of the JMT shall include:

     (a) Management of the Research Program. The JMT shall establish and may amend the scientific objectives of the Research Program from time to time and shall review the progress



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of the Research Program. The JMT also shall guide the research activities of the
Parties with respect to the Research Program. For example, the JMT shall determine the Target(s) and assay systems against which Compounds will be screened for use in the Field. At any time during the pendency of the Research Term, the JMT may change the Target(s), select additional Target(s) in the Field, or redefine the principal Target of CEP-1347 or of any other Compound.

     (b) Selection of Development and Backup Compounds. The JMT shall develop a set of criteria by which a Compound shall be deemed to be either a Development Compound or a Backup Compound. Such criteria may be revised at the sole discretion of the JMT from time to time, but shall at least include references to biological activity levels associated with the Target(s), as well as customary pharmaceutical criteria (e.g., solubility, bioavailability and safety). Once a Compound has fulfilled the criteria set forth at a given time, the Compound shall remain classified as a Development Compound, or a Backup Compound, as the case may be, for purposes of this Agreement. In addition, Compounds that fail to meet such criteria for selection as a Development Compound or as a Backup Compound at any given time hereunder, may be reevaluated by the Parties against new Target(s) and thereafter may be designated by the JMT as a Development Compound or a Backup Compound on the basis of having met such revised selection criteria; provided however, that the JMT may not reevaluate any such Compound that (i) is proprietary to a Party, and (ii) following the initial evaluation thereof, has been selected by a Party for development outside the scope of this Agreement.

     (c) Catalogue of Compounds. The JMT shall maintain a complete list of all Compounds to be evaluated under the Research Program, which list shall specify the designation of all such Compounds either as Cephalon Compounds, Lundbeck Compounds or Joint Compounds.

     (d) Management of the Development Program. The JMT shall establish, periodically review, and modify as may be necessary and advisable, the preclinical, clinical and commercial objectives of a Development Program for each Development Compound from time to time. Promptly following the Effective Date, the JMT shall establish these objectives, and agree upon a projected budget (which will be revised and set forth in writing on an annual basis) and appropriate cost accounting methodologies for the Development Program. The JMT, in its sole discretion, also will manage and coordinate all development activities of the Parties with respect to the Development Program, including scheduling preclinical studies and clinical trials for Development Compounds; establishing milestones for the completion of Development Program objectives, including without limitation those relating to anticipated filing dates to an IND (or equivalent) filing and an MAA filing; nominating and selecting a Compound for development as a Development Compound; evaluating the progress of the Parties with respect to the Development Program; determining to end the development of a Development Compound or to designate a Backup Compound as a Development Compound; and generally ensuring that each Party exercises consistently its respective commercially reasonable diligence to undertake and complete in a timely manner the Development Program with respect to each Development Compound.


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3.3  Decision Making by the JMT and Dispute Resolution.

     (a) Regardless of the number of individual members of the JMT that may attend any given meeting or proceeding, each Party shall be entitled to cast one vote on all matters to be determined by the JMT, and each such matter shall be governed by unanimous consent of the Parties. The Parties shall prepare and approve written minutes of all JMT meetings, not later than thirty (30) days after any such meeting(s). The Parties shall cooperate in implementing all decisions taken by the JMT.

     (b) If the JMT does not agree that any particular pre-clinical or clinical study is necessary for a Development Compound, either Party may conduct such a study at its own risk and expense. Data from such a study shall be made available to the other Party pursuant to Article 11. Notwithstanding the foregoing, neither Party may conduct a study that the other Party reasonably believes would jeopardize the regulatory approval or commercialization of any Development Compound worldwide.

     (c) Any matters otherwise within the discretion of the JMT which cannot be resolved by the JMT shall be subject to resolution as provided in Section 21.10.

Article 4.  General Responsibilities of the Parties

4.1 General. The Parties agree to cooperate with each other in good faith to ensure the success of the Research Program and Development Program. The Parties agree to use commercially reasonable diligence to perform the tasks assigned to them by the JMT and to perform their other obligations pursuant to this Agreement, including without limitation the diligence requirements set forth in
Section 8.2. However, nothing in this Agreement shall give either Party the authority to control or direct the activities of any employees or agents of the other Party.

4.2 Research and Development of Development Compounds. The conduct of, and expenses relating to, the Development Program (other than with respect to CEP-1347) shall be shared equally by the Parties. With respect to CEP-1347, the Parties will share equally all costs incurred under the Development Program except for (i) those costs incurred in connection with the activities described in Sections 4.3 and 4.4; and (ii) those costs specified in Section 6.4(a).

4.3 Process Development for CEP-1347. As contemplated under Section 9.1 hereof, Cephalon shall be responsible for supplying Lundbeck with sufficient quantities of K252a starting material. Promptly following the receipt by Lundbeck of such starting material as well as the Cephalon Technology, Lundbeck shall be responsible for the conduct and expenses associated with all chemical process development for CEP-1347. During the term of this Agreement Cephalon shall use its best efforts to make available to Lundbeck appropriate Cephalon personnel to transfer to Lundbeck all applicable Cephalon Technology and Kyowa Technology necessary for the production of CEP-1347.



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4.4  Drug Development for CEP-1347. Unless otherwise agreed upon by the Parties,
Lundbeck shall be responsible for conducting, and expenses incurred therewith, the following activities:

     (a) performing subchronic six-month drug safety studies in two (2) species pursuant to ICH guidelines;

     (b) filing an investigational new drug application ("IND"), or its equivalent with a regulatory authority of a member state of the European Union, for CEP-1347 in accordance with the schedule set forth in the Development Plan as defined by the JMT; and

     (c) performing Phase I clinical trials for safety and tolerability (single and multiple dosages in volunteers, including pharmacokinetic analysis thereof).

Article 5.  Grant of Rights

5.1  Exclusive Licenses.

     (a) Cephalon Licensed Products. Subject to the limitations established in
Section 5.6, Cephalon hereby grants to Lundbeck an exclusive license (exclusive even as to Cephalon) under the Cephalon Technology to make, have made, use and sell Cephalon Licensed Products in the Territory. This grant shall permit Lundbeck to develop and commercialize Development Compounds in the Territory, whether within or outside the Field.

     (b) Lundbeck Licensed Products. To the extent that Lundbeck agrees to designate Lundbeck Compounds as contemplated under Section 1.10 hereof, Lundbeck hereby grants to Cephalon a royalty-free exclusive license (exclusive even as to Lundbeck) under the Lundbeck Technology to make, have made, use and sell Lundbeck Licensed Products outside the Territory.

     (c) Joint Licensed Products. To the extent applicable, each Party hereby grants to the other Party for the term of this Agreement a royalty-free exclusive license under the Joint Technology to make, have made, use and sell Joint Licensed Products in the Territory, as to Lundbeck, and outside the Territory, as to Cephalon.

5.2 Marketing and Distribution Rights to Cephalon Licensed Products. Lundbeck may market and distribute Cephalon Licensed Products in the Territory through the channels normally used for the Lundbeck product portfolio including, but not limited to, Affiliates, agents, distributors, joint venture partners and co-promotion and co-marketing partners (even if any such commercial contract between Lundbeck and the applicable third party is formally described or structured as a license). Subject to the written consent of Cephalon, with such consent not to be unreasonably withheld, taking into account the commercial interests of Lundbeck, Lundbeck may grant rights to third parties to market, promote, sell and distribute Cephalon Licensed


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Products in any country in the Territory, where Lundbeck does not itself or through its then-existing ordinary channels, wish to market Cephalon Licensed Products. However, if Cephalon has established, or plans to develop, a commercial operation in any such country in the Territory, then prior to doing so Lundbeck hereby agrees to negotiate in good faith for a period not to exceed sixty (60) days to grant such rights to Cephalon under terms and conditions to be mutually agreed upon. If Lundbeck and Cephalon fail to so reach agreement within such period, then Lundbeck may discuss terms and conditions with third parties but it shall not enter into any such agreement with a third party on terms and conditions more favorable to such third party than those offered to Cephalon without first offering such more favorable terms to Cepahlon in accordance with the procedures set forth herein. If Lundbeck thereafter enters into such an agreement with a third party with the consent of Cephalon, then such agreement shall contain terms and conditions customary in the pharmaceutical industry with respect to such commercial arrangements, including without limitation those relating to the prompt disclosure of adverse drug experiences and any adverse regulatory or other governmental actions relating to the Cephalon Licensed Products.

5.3 Exclusive Sublicense to Kyowa Licensed Products. Subject to the terms and conditions set forth herein, and pursuant to the Kyowa License, Cephalon hereby grants to Lundbeck an exclusive sublicense (exclusive even as to Cephalon) under the Kyowa Technology to use and sell Kyowa Licensed Products in the Territory. Lundbeck acknowledges that the rights of Cephalon with regard to Kyowa Licensed Products under the Kyowa License are semi-exclusive as to Kyowa and, therefore, that the rights granted hereunder to Lundbeck also are semi-exclusive as to Kyowa in the Territory. Moreover, Lundbeck hereby agrees to cooperate with Cephalon so as to ensure continued satisfaction of all those terms and conditions of the Kyowa License, a copy of which Kyowa License is attached hereto as Exhibit D. Subject to the determination by the Parties that Lundbeck shall be responsible for the bulk synthesis and manufacture of commercial supplies of CEP-1347, Cephalon hereby grants to Lundbeck manufacturing rights to the extent that Kyowa has, or shall have, granted such rights to Cephalon.

5.4 Marketing and Distribution Rights to Kyowa Licensed Products. Lundbeck may market and distribute Kyowa Licensed Products through the channels normally used for the Lundbeck product portfolio, including but not limited to, Affiliates, agents, distributors, joint venture partners and co-promotion and co-marketing partners (even if the contractual relationship between Lundbeck and its partners is formally built up as a license). Subject to the written consent of Cephalon, with such consent not to be unreasonably withheld taking Lundbeck's commercial interests into consideration, Lundbeck may grant rights to third parties to market, promote, sell and distribute Kyowa Licensed Products in any country in the Territory , where Lundbeck does not itself or through its then existing ordinary channels, wish to market Kyowa Licensed Products. However if Cephalon has established, or plans to develop, a commercial operation in any such country in the Territory, then prior to doing so Lundbeck hereby agrees to negotiate in good faith for a period not to exceed sixty (60) days to grant such rights to Cephalon under terms and conditions to be mutually agreed upon. If Lundbeck and Cephalon fail to so reach agreement within such period, then Lundbeck may discuss terms and conditions with third parties but it shall not enter into any such agreement with a third party on terms and conditions more favorable to such third party than those offered to Cephalon without first offering such more favorable terms to Cepahlon in accordance with the procedures set forth herein. If Lundbeck thereafter enters into such an agreement with a third party with the consent of Cephalon, then such agreement shall contain terms and conditions customary in the pharmaceutical industry with respect to such commercial arrangements, including without limitation those relating to the prompt disclosure of adverse drug experiences and any adverse regulatory or other governmental actions relating to the Kyowa Licensed Products.

5.5  Potential Additional Rights to Kyowa Licensed Products

     (a) Cephalon agrees to use its reasonable best efforts to obtain the exclusive right and license (exclusive even as to Kyowa) to commercialize Kyowa Licensed Products in Europe. If Kyowa shall grant to Cephalon an exclusive license (exclusive even as to Kyowa) under the Kyowa Technology in Europe with regard to Kyowa Licensed Products then, without further action or remuneration, Lundbeck hereby shall be granted an exclusive sublicense (exclusive as to Cephalon and to Kyowa) to all such rights in Europe.

     (b) If Cephalon is unable to obtain an exclusive license as described in
Section 5.5(a), Cephalon agrees to use its reasonable best efforts to assist Lundbeck to obtain the marketing rights, presently retained by Kyowa, to commercialize Kyowa Licensed Products in Europe in the Field. In the event that Lundbeck is unable to secure at least such marketing rights as described in this
Section 5.5(b), then it may terminate the portion of this Agreement that relates to Kyowa Licensed Products as provided for in Section 17.2.

     (c) If within one (1) year after the Effective Date Cephalon is unable to obtain an exclusive license as described in Section 5.5(a) and Lundbeck is unable to secure the marketing rights as described in Section 5.5(b), but Lundbeck does not elect to terminate its rights as to the Kyowa Licensed Products then, without further action or remuneration, the Territory automatically shall be expanded to include all other countries of the world (except for those in North America), and the Parties shall negotiate in good faith to reach mutual agreement as to the amount of additional royalties or other payments to be made by Lundbeck to Cephalon hereunder. In the event of said expansion of the Territory, the royalty rate shall remain constant with respect to those countries in the Territory as of the Effective Date, and may be increased to an amount not to exceed [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of Net Sales for those countries that may be added to the Territory after the Effective Date as contemplated herein, taking into account whether or not Kyowa has, or plans to, exercise its semi-exclusive rights in all or part of the Territory.

5.6    Use of Compounds Outside the Field.

     If Lundbeck determines that it will not conduct preclinical, clinical and commercial development activities of one or more Development Compound(s) having indications outside the

Field, then Lundbeck may sublicense its development and commercialization rights in the Territory to a third party subject to the written consent of Cephalon, with such consent not to be unreasonably withheld taking Lundbeck's commercial interests into consideration. However, prior to doing so Lundbeck agrees to negotiate in good faith for a period not to exceed sixty (60) days to grant such development and commercialization rights to Cephalon. If the Parties are unable to agree on mutually acceptable terms and conditions within such period, then Lundbeck may discuss sublicense terms and conditions with third parties but it shall not enter into any such agreement with a third party on terms and conditions more favorable to such third party than those offered to Cephalon without first offering such more favorable terms to Cephalon in accordance with the procedures set forth herein. For purposes of clarification, nothing in this Agreement shall be construed so as to preclude Cephalon from developing and commercializing outside the Field on a worldwide basis any Cephalon Compound that has not been designated as a Development Compound or a Backup Compound.

5.7  Co-Promotion Rights in Canada.

     Cephalon hereby agrees that it will not grant to any third party (other than to an Affiliate) the right to co-promote in Canada either the Kyowa Licensed Products or the Cephalon Licensed Products without first negotiating in good faith for a period not to exceed sixty (60) days to reach agreement on mutually acceptable terms and conditions that would grant such rights to Lundbeck. If the Parties are unable to agree on mutually acceptable terms of co-promotion within such period, then Cephalon may discuss co-promotion terms with third parties but it shall not enter into any such agreement with a third party on terms and conditions more favorable to such third party than those offered to Lundbeck without first offering such more favorable terms to Lundbeck in accordance with the procedures set forth herein.

Article 6.  Research and Development Funding

6.1 General. Except as otherwise provided herein, all payments shall be due and payable within thirty (30) days from the date that either Party receives an invoice from the other Party, unless the invoicing Party consents in writing to other payment terms. All payments by either Party in connection with this Agreement shall be made by wire transfer and in U.S. dollars unless otherwise agreed to by the Parties in writing.

6.2 Funding for Research Program during the Initial Research Term. Lundbeck agrees to provide financial support for the employment by Cephalon of not less than [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] FTEs during the entirety of the Initial Research Term, and Cephalon hereby represents that such financial support shall be used by Cephalon solely to fund such employment in direct support of the Research Program. In connection herewith, Lundbeck will make twelve (12) quarterly payments to Cephalon, the first of which shall be due and payable on July 1, 1999. The first quarterly payment shall be prorated to cover that remaining portion of the calendar quarter from the Effective Date to July 1, 1999 as well as the full amount for the following calendar quarter July 1 to September 30, 1999. Subsequent payments shall be due and payable on the first day of each calendar quarter during the Initial Research Term. Notwithstanding the above, the total number of Cephalon FTEs to be funded by Lundbeck hereunder may exceed [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] in any given calendar quarter and will be determined by mutual agreement of the Parties upon the recommendation of the JMT, which will take into account the resources and expertise contributed to the Research Program directly by Lundbeck. Each Cephalon FTE initially shall be chargeable at a rate per annum of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] ; such amount shall be increased or decreased on December 31 of each year during the Initial Research Term by the percentage increased or decrease in the U.S. Consumer Price Index for those payments made by Lundbeck to Cephalon during the following calendar year. For purposes of clarification, Lundbeck shall pay Cephalon on July 1, 1999 an amount not less than [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] covering the period July 1 to September 30, 1999, plus any additional amount necessary to cover on a prorata basis the period from the Effective Date to June 30, 1999. In addition, any external expenses incurred (whether by Cephalon or by Lundbeck) during the Initial Research Term and relating to the conduct of the Research Program shall be approved in advance by the JMT and costs of any such approved external studies shall be shared equally by the Parties.

6.3 Funding for Research Program during an Extended Research Term. If the Research Program is extended beyond the Initial Research Term, then the amount of financial support to be paid to Cephalon by Lundbeck during any such extension period shall, unless otherwise agreed upon by the Parties, be sufficient to support [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] (with the funding level per FTE to be adjusted in accordance with changes in the Consumer Price Index ("CPI") during the Initial Research Term).

6.4  Funding for the Development Program.

     (a) Funding for CEP-1347. Lundbeck agrees to pay Cephalon [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] in quarterly installments of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] each during the first year of this Agreement to cover costs incurred by Cephalon in connection with the transfer of Kyowa Technology and Cephalon Technology relating to CEP-1347. The first such payment shall be due on July 1, 1999, and subsequent payments shall be due at the beginning of each calendar quarter. In addition, and subject to the Cephalon Technology having been transferred, Lundbeck also agrees to assume all costs necessary to develop a plant scale chemical manufacturing process for CEP-1347, and to produce sufficient bulk quantities of CEP-1347 necessary and sufficient to conduct (i) Phase II clinical studies; and (ii) required six (6) month preclinical drug safety studies. As established under Section 4.2 hereof, the Parties shall share equally all costs incurred in connection with the development of CEP-1347 (other than those to be funded solely by Lundbeck as provided in Section 4.2).

       (b) Funding for Other Development Compounds. For those Development Compounds other than CEP-1347, all costs incurred under the Development Program shall be borne equally by the Parties in accordance with the plans and budgets approved by the JMT including, without limitation, external expenses as well as fully-burdened internal costs of operation.

6.5 Records and Audits Relating to the Research Program and the Development Programs. The Parties shall maintain complete and accurate records of their respective employee hours devoted, and expenses incurred, in connection with the Research Program and the Development Program(s) for a period of not less than three (3) years from the date of incurrence. Each Party shall have the right, at its own expense and through a certified public accountant or like person reasonably acceptable to the other Party, to examine such records during regular business hours during the life of this Agreement; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such certified public accountant shall report to the other Party only as to the accuracy of said records.

Article 7.  License Fees, Royalties and Milestone Payments

7.1 License Fees. Lundbeck shall pay Cephalon on the Effective Date, by wire transfer (or as otherwise agreed upon by the Parties), an amount equal to [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] multiplied by the average closing price of Cephalon common stock for the five (5) trading days immediately prior to the Effective Date.

7.2. Royalty Payments. Lundbeck shall pay the following amounts to Cephalon as royalties on Net Sales:

     (a) Lundbeck shall pay to Cephalon a royalty in the amount of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of the Net Sales of Kyowa Licensed Products in the Territory. Such royalty shall be payable on all such Net Sales completed prior to the last to occur of (i) the expiration date of the last to expire of Valid Claims of Patent Rights granted to Cephalon under the Kyowa License; (ii) the expiration date of Valid Claims of any applicable R&D Patent Rights (if jointly owned or solely owned by Cephalon); (iii) the end of any period of market exclusivity under an MAA for Kyowa Licensed Products (or under the terms of applicable laws and regulations) unless said market exclusivity is granted or otherwise based solely upon Lundbeck Technology; and (iv) that date which is ten
(10) years from the date of first sale of a Kyowa Licensed Product. Notwithstanding the above, if any third party (other than Kyowa, or an Affiliate, sublicensee or authorized third party marketer thereof) shall market and sell in the Territory pharmaceutical product(s) containing CEP-1347 and having registered indications that are the same or substantially similar as those held by Lundbeck for the Kyowa Licensed Products, and the market share in terms of the defined daily dosage of products sold by all such third-party competitor(s) in any given country in the Territory is at least thirty percent (30%) of the respective Lundbeck market share in defined daily dosage of Kyowa Licensed Products sold, then the royalty to be paid by Lundbeck to Cephalon hereunder shall be reduced from [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of Net Sales of such Kyowa Licensed Products. For purposes of clarification, this royalty rate reduction shall be made effective only for those countries in the Territory in which the aforementioned market share threshold has been met, and only during those rolling twelve (12) month periods hereunder in which the aforementioned market share threshold has been met.

     (b) Lundbeck shall pay to Cephalon a royalty in the amount of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of the Net Sales of Cephalon Licensed Products in the Territory. Such royalty shall be payable on all such Net Sales completed prior to the last to occur of (i) the expiration date of the last to expire of valid claims of patent rights granted to Cephalon; (ii) the expiration date of valid claims of any applicable Cephalon or jointly owned R&D Patent Rights;
(iii) the last day of any period of market exclusivity under an MAA for Cephalon Licensed Products (or under the terms of applicable laws and regulations) unless said market exclusivity is granted or otherwise based solely upon Lundbeck Technology; and (iv) that date which is ten (10) years from the date of first sale of a Cephalon Licensed Product. Notwithstanding the above, if any third party shall market and sell in the Territory pharmaceutical product(s) containing the active drug substance found in any such Cephalon Licensed Product and having registered indications that are the same or substantially similar as those held by Lundbeck for the Cephalon Licensed Products, and the market share in terms of the defined daily dosage of products sold by all such third-party competitor(s) in any given country in the Territory is at least thirty percent (30%) of the respective Lundbeck market share in defined daily dosage of Cephalon Licensed Products sold, then the royalty to be paid by Lundbeck to Cephalon hereunder shall be reduced from [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of Net Sales of such Cephalon Licensed Products. For purposes of clarification, this royalty rate reduction shall be made effective only for those countries in the Territory in which the aforementioned market share threshold has been met, and only during those rolling twelve (12) month period hereunder in which the aforementioned market share threshold has been met.

     (c) Lundbeck shall maintain (and shall require its Affiliates, sublicensees and third party marketers to maintain, if applicable) complete and accurate records of all sales of Cephalon Licensed Products & Kyowa Licensed Products pursuant to the licenses granted hereunder, for a period of not less than five
(5) years from the date of the applicable Net Sales. Cephalon shall have the right, at its own expense and through a certified public accountant or like person reasonably acceptable to Lundbeck, to examine such records during regular business hours during the life of this Agreement and for twelve (12) months after the later of its termination or the last sale of Cephalon Licensed Products & Kyowa Licensed Products by Lundbeck subject to the royalty obligations outlined above; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such certified public accountant shall report to Cephalon only as to the accuracy of said royalty statements and payments.

     (d) Within thirty (30) days after the end of each calendar quarter during the pendency of this Agreement, Lundbeck shall deliver to Cephalon a true accounting of all Cephalon Licensed Products and Kyowa Licensed Products sold by Lundbeck (and by its Affiliates, sublicensees and third party marketers, if applicable) during such calendar quarter and shall, at the same time, pay all royalties due Cephalon on the basis of the Net Sales attributable thereto, except that Lundbeck shall deliver such accounting within ninety (90) days of the end of said calendar quarter for any countries in the Territory in which neither Lundbeck, nor an Affiliate thereof, is engaged directly in the marketing and sale of the Licensed Products. Such accounting shall show sales on a country-by country and Licensed Product-by-Licensed Product basis, and such accounting shall state the Net Sales subject to royalty under this Article 7, the calculation of royalties with respect thereto, and shall separately show the calculation of all adjustments thereto.

     (e) All royalties due under this agreement shall be payable in U.S. dollars. If governmental regulations prevent remittances from a country of the territory to any other country with respect to sales made in the country, the obligation of Lundbeck to pay royalties on sales in that country shall be suspended until such remittances are possible, and once they are possible, Lundbeck shall pay Cephalon any back royalties which may be owed. Alternatively, Cephalon shall have the right, upon giving written notice to Lundbeck, to receive payment in that country in local currency. Monetary conversions from the currency of a foreign country, in which Cephalon Licensed Products & Kyowa Licensed Products are sold, into United States currency shall be made at the official exchange rate in force in that country for financial transactions at the close of the last business day of the calendar quarter for which the royalties are being paid. If there is no such official exchange rate, the conversion shall be made at the rate prevailing on the last day of each of the applicable calendar quarter as published in The Wall Street Journal under the heading "Foreign Exchange," unless otherwise agreed upon in writing by the Parties.

7.3 Additional License Fee for Exclusivity in Europe for CEP-1347. If, within one (1) year of the Effective Date, Lundbeck holds exclusive (exclusive even as to Cephalon and Kyowa) marketing rights to CEP-1347 in Europe as contemplated under subsections 5.5(a) or 5.5(b), then Lundbeck shall pay Cephalon on such date as it obtains such exclusive marketing rights an amount equal to [*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

7.4  Milestone Payments.

     (a) In consideration of the rights granted pursuant to this Agreement, and subject to Sections 7.3 and 7.4(b), Lundbeck shall pay Cephalon those amounts set forth below not later than sixty (60) days following the completion of the milestones set forth below:

          (i) [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] on the filing of an IND for CEP-1347 in the United States (or its equivalent in a member state of the European Union), which amount shall be due and payable on the first to occur of (A) the date on which Lundbeck obtains exclusive marketing rights to CEP-1347 in Europe pursuant to subsections 5.5(a) or (b), or (B) eighteen (18) months from the date of the Effective Date; provided however, that no such milestone payment shall be due and payable if Lundbeck has terminated its rights to the Kyowa Licensed Products pursuant to Section 17.2;

          (ii) [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] on the date of filing of an IND in the United States (or its equivalent in a member state of the European Union) for each

     Development Compound other than CEP-1347, which other Development Compound is active principally with respect to a Target other than the primary Target identified with CEP-1347 (or with another Development Compound) as of the date of such filing;

          (iii)[*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the initiation of a Phase II clinical trial for CEP-1347, and [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the initiation of a Phase II clinical trial for each Development Compound other than CEP-1347, which other Development Compound is active principally with respect to a Target other than the primary Target identified with CEP-1347 (or with another Development Compound) as of the date of such filing;

          (iv) [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the initiation of a Phase III clinical trial for CEP-1347, and [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the initiation of a Phase III clinical trial for each Development Compound other than CEP-1347, which other Development Compound is active principally with respect to a Target other than the primary Target identified with CEP-1347 (or with another Development Compound) as of the date of such filing;

          (v) [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the filing of the first MAA for CEP-1347, and [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the filing of the first MAA for each Development Compound other than CEP-1347, which other Development Compound is active principally with respect to a Target other than the primary Target identified with CEP-1347 (or with another Development Compound) as of the date of such filing; provided however, that [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of each such milestone payment made under this subsection 7.4(a)(v) with respect to a Development Compound shall be credited against the future royalties owed to Cephalon by Lundbeck on Net Sales in the Territory of each Cephalon Licensed Product or Kyowa Licensed Product containing such Development Compound.

     (b) [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon the filing of the first MAA for each Development Compound that is active principally with respect to the primary Target identified with CEP-1347 (or with another Development Compound) as of the date of such filing, and an additional [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] upon approval of any such MAA.

7.5 Credits against Milestone Payments. Milestone payments made by Lundbeck under the terms of Section 7.4 hereof in connection with a Development Compound that fails in development, or for which Lundbeck otherwise fails to obtain approval of the applicable MAA, and is subsequently replaced by a Backup Compound that is so designated by the JMT as a Development Compound for the same indication, shall be credited against milestone payments for such Backup Compound.

7.6 Credit Against Payments Due. In the event that any amount owed to the other Party hereunder is not paid in accordance with the terms set forth herein, the creditor shall have the right to credit that amount against any amounts that the creditor may owe to the debtor.

7.7 Taxes. If Lundbeck is required by law to withhold any taxes or other governmental obligations from the milestone or royalty obligations to be paid to Cephalon under the terms of this Article 7, then Lundbeck shall provide notice to Cephalon of any such requirement. In such event, Lundbeck may withhold and pay such taxes or obligations on behalf of Cephalon, provided that Lundbeck sends to Cephalon original receipts of such payments (or if it is not possible to obtain an original receipt, other official written confirmation thereof).

7.8 Stock Purchase. In addition to all payments to be made under this Article 7, Lundbeck agrees to purchase from Cephalon on the Effective Date, and under the terms and conditions of that certain Stock Purchase Agreement attached hereto as Exhibit G (the "Stock Purchase Agreement"), [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] shares of Cephalon common stock (the "Common Stock"), at a purchase price per share equal to the average closing price of the Common Stock for the five (5) trading days immediately prior to the date of said Stock Purchase Agreement.

Article 8.  Regulatory Matters

8.1 Regulatory Approvals. Lundbeck shall be responsible for obtaining all necessary regulatory and marketing approvals for the use and sale of Licensed Products in the Territory, unless otherwise agreed to by the Parties. Similarly, Cephalon shall be responsible for obtaining all necessary regulatory and marketing approvals for the use and sale of Licensed Products outside the Territory.

8.2 Diligence in Regulatory Submissions and Product Launch. Lundbeck agrees to prepare and file MAAs for Licensed Products in the Territory using resources as if said Licensed Products were of Lundbeck origin and have the same commercial potential. Unless otherwise agreed upon by the Parties, Lundbeck agrees to file a MAA with the EMEA (or with a regulatory authority in another substantial market in the Territory) within one (1) year following successful completion of the Development Program (including all related activities) for any Kyowa Licensed Products and Cephalon Licensed Products, and to launch such Licensed Products in the Territory as soon as practicable following the date of marketing (and, if applicable, pricing and reimbursement) approval in each country in the Territory, and in a manner at least consistent with the launch of other products having the same or similar commercial potential that are marketed and sold by Lundbeck in such country. For purposes of this Section 8.2, the Parties acknowledge that "successful completion" shall be understood to mean that, following discussion by the JMT and reasonable consideration of the views expressed by Cephalon, Lundbeck in its discretion deems the results of the Development Program being of such a quality and having such content that Lundbeck wishes to file a MAA for the Development Compound in question.

8.3 Cooperation. Subject to the limitations set forth in Section 11.2 below, both Parties hereby agree to: (i) cooperate with each other and render assistance in connection with the filing of an MAA (or other application for regulatory approval) with any governmental authority or agency which may be required to obtain approval to market Licensed Products or to obtain pricing and reimbursement approval; and (ii) execute documents, and provide a letter of authorization or other documentation to the appropriate regulatory authorities or to any other governmental authority or agency, as necessary or advisable, to enable either Party to file, refer to or incorporate by reference all technical information including data on file with any such agency or authority concerning Licensed Products that may be contained in a drug master file or otherwise. In the event that any such drug master file is supplemented or modified, each Party agrees to notify the other Party promptly that supplements or modifications have been made.

8.4 Adverse Drug Events. The Parties hereby agree that, not later than the initiation of Phase I clinical studies, they will establish procedures for the handling and reporting of adverse drug events, and that such procedures shall require that the Parties inform each other in an appropriate and efficient manner of any such adverse drug events with respect to Development Compounds and the Licensed Products, taking into account those procedures used regularly by the Parties and those requirements of the EMEA, the FDA and other relevant regulatory authorities.

8.5 Notice of Governmental Action. During the term of this Agreement, each Party further agrees to immediately notify the other Party about any information such Party received regarding any threatened or pending action by a governmental agency which may involve the safety and efficacy claims of Development Compounds or Licensed Products or the continued clinical testing or marketing thereof. Upon receipt of any such information, Cephalon shall consult with Lundbeck in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting the right of either Party to make a timely report of such matter to any government agency or take other action that it deems to be appropriate or required by applicable law or regulation.

8.6 Product Recalls. If (i) any governmental or regulatory authority issues a request, directive, or order that any Licensed Product be recalled or withdrawn from the market, (ii) a court of competent jurisdiction in a final, nonappealable judgment orders a recall or withdrawal of any Licensed Product, or
(iii) following discussion between the Parties, and giving due consideration to the views of the other Party, the Party holding the MAA (or analogous marketing application outside the Territory) for the applicable Licensed Product determines in its sole discretion that said Licensed Product should be recalled or withdrawn from one or more countries within its respective territory, then the Parties together shall take all appropriate corrective actions to effect the recall or withdrawal. The costs and expenses of notification and destruction or return of the recalled or withdrawn Licensed Product in the Territory shall be borne by Lundbeck, and outside the Territory shall be borne by Cephalon.

Article 9. Manufacture and Supply of Development Compounds and Licensed Products

9.1 Supply of K252a Precursor. Upon request of Lundbeck, Cephalon agrees to use its reasonable best efforts to provide Lundbeck with a sufficient supply of GMP quality compound K252a (i.e., the starting material for the synthesis of CEP-1347) in order to permit Lundbeck to develop a scale-up synthetic process for the manufacture of CEP-1347. Lundbeck acknowledges that Cephalon presently must obtain its K252a material from Kyowa. Such supply shall be provided by Cephalon to Lundbeck At Cost, and Lundbeck thereafter shall undertake all chemical process development efforts necessary to produce CEP-1347. All expenses incurred by the Parties in producing K252a (as well as those incurred in producing CEP-1347 as provided below), necessary to conduct any preclinical and clinical studies other than those referenced in subsections 4.4(a) and 4.4(c) will be borne equally by the Parties; if any studies referenced in subsections 4.4(a) and 4.4(c) must be repeated due to changes associated with the scale-up process for the manufacture of CEP-1347 then any such additional costs incurred shall be borne equally by the Parties.

9.2 Supply of CEP-1347. If the Parties determine that Lundbeck shall manufacture CEP-1347, and Cephalon supplies Lundbeck with the requisite K252a, then as provided above in Section 9.1 Lundbeck shall reimburse Cephalon for such K252a At Cost, and Lundbeck shall supply Cephalon with CEP-1347 At Cost. If Lundbeck is unable to manufacture CEP-1347 or if for any other reason the Parties determine that Cephalon shall manufacture CEP-1347, then Cephalon may, with the written consent of Lundbeck (such consent not to be unreasonably withheld), engage a third party manufacturer to produce CEP-1347 and Cephalon shall in turn supply CEP-1347 to Lundbeck At Cost (which, for purposes of clarification, shall include as well those costs associated with the production of K252a).

9.3 Other Preclinical and Clinical Supplies. The costs of manufacturing all Development Compounds other than CEP-1347 in quantities sufficient to conduct all necessary and advisable preclinical and clinical studies, as determined by the JMT, will be shared equally by the Parties.

9.4 Other Commercial Supplies. If the Parties agree that Lundbeck will be responsible for manufacturing Development Compounds other than CEP-1347, then Lundbeck will supply such Development Compound bulk drug substances to Cephalon At Cost. If the Parties agree that Cephalon shall manufacture Development Compounds other than CEP-1347, or if Lundbeck is unable to manufacture such Development Compounds, then Cephalon may select a third party manufacturer for such Development Compounds, and Cephalon will supply the Development Compounds other than CEP-1347 to Lundbeck At Cost.

9.5  Competitive Pricing. Notwithstanding anything to the contrary in this
Article 9, if Cephalon determines in its sole discretion that CEP-1347, any other Compounds or any Licensed Products can by manufactured by a third party at a cost lower than that proposed by Lundbeck under the terms of this Agreement, and Cephalon has not committed to purchase all of its requirements of such Compounds or Licensed Products from Lundbeck, and Cephalon further determines in its sole discretion to engage said third party to so manufacture Compounds or Licensed Products, then Lundbeck will cooperate and will take all steps reasonably necessary (including, without limitation, the transfer of Know-How) to enable said third party to undertake such manufacture; provided however, that in such case Lundbeck shall be entitled to continue to synthesize and manufacture said Compounds and Licensed Products for its own use and sale to third parties in the Territory.

9.6 Definitive Supply Agreement. The Parties agree to negotiate in good faith the terms of a definitive supply agreement with regard to the Development Compounds (and their associated Licensed Products) under which one Party may manufacture and supply such Development Compounds to the other Party, which supply agreement shall contain terms and conditions customary in the industry, including without limitation those relating to quality control, records, storage and inspection. Regardless of whether Lundbeck synthesizes and manufactures the Development Compounds, or said Development Compounds are synthesized and manufactured by Cephalon, Lundbeck will be responsible for manufacturing the finished, packaged Licensed Products to be marketed and sold in the Territory, and Cephalon will be responsible for manufacturing the finished, packaged Licensed Products to be marketed and sold outside the Territory.

Article 10. Marketing, Promotion and Sale of Product

10.1 Marketing. Lundbeck agrees to use its commercially reasonable best efforts to promote the sale of Kyowa Licensed Products and Cephalon Licensed Products in the Territory and to maximize the Net Sales thereof. In connection with these efforts, Lundbeck shall regularly prepare and update a commercialization plan (the "Plan") for the review of the JMT not less than once per calendar year following the filing of the first MAA, which Plan will set forth the Product marketing and selling strategies, and will include an estimated promotional budget, detailing objectives, planned training and educational programs for its sales force, upcoming symposia, seminars and professional relations events in the Territory, and other matters appropriate and customary in the industry for such a Plan, all of which shall take into consideration the experience and perspective of Lundbeck with respect to optimal marketing and selling practices in the Territory. Similarly, Cephalon shall regularly prepare and update a commercialization plan (the "Plan") for the review of the JMT for any Licensed Products being sold outside of the Territory. For purposes of this Section 10.1, "commercially reasonable best efforts" shall mean that during any given calendar year following commercial launch of Licensed Products in the Territory, Lundbeck shall complete that number of details, and incur promotional expenses, at a level comparable to that completed and incurred by other firms marketing and selling pharmaceutical products with the same or substantially the same indications, clinical efficacy and safety profiles, cost per dosage and general marketability, as those of the Licensed Product(s), but taking into account the relative resources of Lundbeck. Notwithstanding anything to the contrary herein, if Lundbeck is found not to have exercised commercially reasonable best efforts as defined herein, and if the remedy for such failure is the forfeiture of marketing rights to Cephalon, then Cephalon shall pay Lundbeck a royalty of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of Net Sales of Kyowa Licensed Products (less any royalty payments owed by Cephalon to Kyowa as a result of such sales) and a royalty of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of Net Sales of Cephalon Licensed Products with respect to all sales in such forfeited countries in the Territory. Moreover, if Lundbeck determines in good faith that it would not be in the mutual best interests of the Parties for it to commence (or to continue, as the case may be) marketing and selling Kyowa Licensed Products or Cephalon Licensed Products in any given country in the

Territory for which it has received marketing approval, then it will promptly notify Cephalon of such determination and the Parties will discuss appropriate resolution, which may include the forfeiture of territorial rights in such countries to Cephalon under terms and conditions to be mutually agreed upon; provided however, that Lundbeck shall be deemed to be marketing and selling the applicable Licensed Product in all countries of the European Union if it is marketing and selling said Licensed Product in each of the following countries:
France, Germany, Italy, Spain, the United Kingdom, the Netherlands, Denmark and Sweden.

10.2 Compliance. Lundbeck shall have obtained and shall maintain in good standing all required permits, licenses and regulatory approvals necessary or advisable to market, promote, sell and distribute Kyowa Licensed Products and Cephalon Licensed Products in the Territory. Lundbeck shall comply with all local laws, rules, regulations, and reporting requirements in force in the Territory covering, among other things, the marketing, promotion and sale, and the payment for, the Kyowa Licensed Products and Cephalon Licensed Products.

10.3 Sale of Product. Prior to filing the initial MAA for a Kyowa Licensed Product or Cephalon Licensed Product in the Territory, the Parties will establish in writing non-binding aggregate Net Sales to be obtained in the Territory for each calendar year hereunder ("Annual Sales Objective"). In the event that a Kyowa Licensed Product or Cephalon Licensed Product has more than one indication, the Annual Sales Objective may include separate minimum Annual Sales Objectives for each Kyowa Licensed Product or Cephalon Licensed Product indication. If Lundbeck fails to meet any such Annual Sales Objective, then the Parties shall meet to discuss whether such shortfall is due principally to market conditions beyond the control of Lundbeck, or whether certain marketing and sales initiatives or other actions should be taken.

Article 11.  Rights to Data and Regulatory Compliance

11.1 Sharing of Data. Subject to the license grants set forth in Article 5 and the buy-back rights established under Section 11.2 below, the Parties shall have reciprocal rights to use all data generated by the Parties under the Research Program and the Development Program in each of its respective territories solely in connection with the development and commercialization of Kyowa Licensed Products or Cephalon Licensed Products. The Parties shall agree on a format to be used to enable the Parties to have prompt, direct electronic access to all data generated (whether generated jointly or by either Party separately).

11.2 Buy-Back Rights to Use Data for New MAAs. Except as provided in Article 4 with respect to the production of CEP-1347, either Party (the "Declining Party") may decide not to share the costs incurred in generating data in the course of developing a particular Kyowa Licensed Product or Cephalon Licensed Product. If the Declining Party wishes subsequently to use said data in its respective territory for purposes of seeking a new MAA, then the Declining Party shall reimburse the other Party for half of its total costs incurred in generating such data plus a premium of [*The confidential material contained herein has been omitted and has been separately filed with the Commission.], compounded annually, of all such costs. Unless otherwise agreed upon by the Parties, the Declining Party shall have the opportunity to license the right to use such data at any time prior to ninety (90) days after the completion of the first Phase II clinical trial which demonstrates proof of efficacy for any indication of the relevant Kyowa Licensed Product or Cephalon Licensed Product. The Parties also agree to negotiate in good faith an adjustment in milestone payments and/or royalties otherwise due under this Agreement would also be appropriate for the relevant Kyowa Licensed Product or Cephalon Licensed Product. Thereafter, after the completion of the first Phase II clinical trial which demonstrates proof of efficacy for any indication, both Parties agree to negotiate in good faith if one of the Parties desires to buy back into the Development Program for a specific Development Compound. Notwithstanding the foregoing, this Section 11.1 shall not affect the obligation of the Parties to share data regarding adverse drug events or other medical or safety information as contemplated in Section 8.4.

Article 12.  Limited Liability

OTHER THAN THOSE WARRANTIES SET FORTH IN SECTIONS 19 AND 20 BELOW, NEITHER PARTY MAKES ANY WARRANTIES (EXPRESS OR IMPLIED) AS TO THE COMPOUNDS, THE CONDUCT OF THE RESEARCH PROGRAM AND THE DEVELOPMENT PROGRAM, OR THE LICENSED PRODUCTS. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE SOLE AND EXCLUSIVE REMEDY OF EITHER PARTY HERETO FOR ANY LIABILITY OF A PARTY OF ANY KIND, INCLUDING LIABILITY BASED ON WARRANTY (EXPRESS OR IMPLIED, WHETHER CONTAINED HEREIN OR ELSEWHERE), NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHERWISE IS LIMITED TO THE REPLACEMENT OF COMPOUND OR THE REFUND OF THE SUPPLY PRICE THERFOR. NEITHER PARTY SHALL IN ANY CASE BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

Article 13.  Trademark for Licensed Products

13.1 Selection of Trademarks. The Parties acknowledge that it may be in their mutual best interests to attempt to develop a single trademark for use within and outside the Territory for a given Licensed Product, and agree to discuss this matter at an appropriate time prior to commercial launch. Notwithstanding the above, following consultation with Cephalon, Lundbeck may freely select and develop a trademark(s) under which a Licensed Product will be sold in the Territory (the "Lundbeck Trademark"), and all Lundbeck Trademarks shall be owned by, and registered in the name of, Lundbeck. Following consultation with Lundbeck, Cephalon may freely select and develop a trademark(s) under which a Licensed Product will be sold outside the Territory (the "Cephalon Trademark"), and all Cephalon Trademarks shall be owned by, and registered in the name of, Cephalon.

13.2 License Upon Termination For Breach. If this Agreement is terminated pursuant to Section 17.3 due to breach by Lundbeck, then Lundbeck immediately will grant to Cephalon a perpetual, exclusive (exclusive even as to Lundbeck), fully-paid, royalty-free license to use in the

Territory the Lundbeck Trademark(s) in connection with the marketing and sale by Cephalon of the Licensed Products.

Article 14.  Inventions

14.1 Disclosure of Inventions. During the pendency of this Agreement, the Parties agree to disclose to each other any and all inventions, discoveries and improvements that may be conceived, reduced to practice, or made by either Party while engaged in the performance of this Agreement and that are within the scope of the licenses granted under Article 5 hereof, including without limitation any new compositions, formulations, uses, methods of formulating, processes, or the administration thereof (collectively, the "R&D Inventions"). The Parties further agree to exchange any Know-How related to or covered by the R&D Inventions that is reasonably necessary in order to utilize such R&D Inventions.

14.2 Inventorship. Inventorship and ownership with respect to all patentable R&D Inventions shall be determined in accordance with applicable patent law.

Article 15.  Patents

15.1 (a) Cephalon Patent Rights. Cephalon, at its own expense, shall prepare, file, prosecute and maintain the Cephalon Patent Rights in the Territory. Cephalon shall keep Lundbeck fully advised of the status of all Cephalon Patent Rights. In addition, Cephalon shall make commercially reasonable efforts to send Lundbeck advance drafts of any papers to be filed relating to Cephalon Patent Rights in the Territory and shall consider the suggestions of Lundbeck and its patent counsel with respect to the prosecution and maintenance of Cephalon Patent Rights in the Territory. If Cephalon fails to prepare, file, prosecute or maintain Cephalon Patent Rights as required by this Agreement, then Lundbeck shall have the right to assume responsibility and control at its own expense for said preparation, filing, prosecution and maintainance of any such Cephalon Patent Rights in the name and on the account of Cephalon. Each Party shall cooperate reasonably with the other upon request in promptly executing any and all patent applications, or other instruments deemed necessary or useful by either or both Parties in connection with the application, prosecution or maintenance of Cephalon Patent Rights in the Territory.

     (b) Lundbeck Patent Rights. Lundbeck, at its own expense, shall prepare, file, prosecute and maintain the Lundbeck Patent Rights on a worldwide basis. Lundbeck shall keep Cephalon fully advised of the status of all Lundbeck Patent Rights. In addition, Lundbeck shall make commercially reasonable efforts to send Cephalon advance drafts of any papers to be filed relating to Lundbeck Patent Rights outside the Territory and shall consider the suggestions of Cephalon and its patent counsel with respect to the prosecution and maintenance of Lundbeck Patent Rights outside the Territory. If Lundbeck fails to prepare, file, prosecute or maintain Lundbeck Patent Rights as required by this Agreement, then Cephalon shall have the right to assume responsibility and control at its own expense for said preparation, filing, prosecution and maintainance of any such Lundbeck Patent Rights in the name and on the account of Lundbeck. Each Party shall cooperate reasonably with the other upon request in promptly executing any and all patent applications, or other instruments deemed necessary or useful by either or both Parties in connection with the application, prosecution or maintenance of Lundbeck Patent Rights outside the Territory.

15.2 Jointly Owned R&D Patent Rights. Cephalon shall in the names of both Parties prepare, file, prosecute and maintain patent application and patents claiming the R&D Inventions in the Territory (the "R&D Patent Rights") that are jointly owned by both Parties. Cephalon shall keep Lundbeck fully advised of the status of all such R&D Patent Rights. In addition, Cephalon shall make reasonable efforts to send Lundbeck advance drafts of any papers to be filed relating to such jointly owned R&D Patent Rights and shall consider the suggestions of Lundbeck and its patent counsel with respect to the prosecution and maintenance of such R&D Patent Rights. If Cephalon fails to prepare, file, prosecute or maintain such R&D Patent Rights, then Lundbeck shall have the right to assume responsibility for the preparation, filing, prosecution, and maintenance of any such R&D Patent Rights. Each Party shall cooperate reasonably with the other upon request in promptly executing any and all patent applications, or other instruments deemed necessary or useful by either or both Parties in connection with the application, prosecution or maintenance of the jointly owned R&D Patent Rights. For purposes of clarification, the Parties acknowledge that jointly owned R&D Patent Rights may include Joint Compounds, and that in such case the provisions of subsection 5.1(c) shall govern the rights of the Parties with respect thereto.

15.3 Solely Owned R&D Patent Rights. Unless the Parties agree otherwise, the owner of solely owned R&D Patent Rights shall have the right, but not the obligation, to prepare, file, prosecute and maintain such R&D Patent Rights at its own expense. If the sole owner of the R&D Patent Rights fails to prepare, file, prosecute or maintain such R&D Patent Rights, then the other party shall have the right but not the obligation to assume responsibility and control at its own expense for the preparation, filing, prosecution and maintenance of any such R&D Patent Rights in the name of the Party owning said R&D Patent Rights. Each Party shall cooperate reasonably with the other upon request in promptly executing any and all patent applications, or other instruments deemed necessary or useful by either or both Parties in connection with the application, prosecution or maintenance of the solely owned R&D Patent Rights.

15.4 Costs of Patent Preparation, Prosecution and Maintenance. The expenses of preparing, filing, prosecuting and maintaining jointly owned R&D Patent Rights shall be shared equally by the Parties, unless one Party decides not to prosecute or wishes to abandon its rights in and to such patent rights (the "Abandoning Party"). In such case, the Abandoning Party shall provide the other Party (the "Retaining Party") with timely notice of such intent. The Retaining Party shall have the right to assume ownership and responsibility for preparing, filing, prosecuting and maintaining such R&D Patent Rights at its sole expense and shall, for the term of this Agreement, grant the Abandoning Party a nonexclusive, irrevocable license to such R&D Patent Rights for internal research purposes only. On an annual basis, the Parties shall exchange documentation establishing the aggregate amount of expense incurred in the preparation, filing, prosecution and maintenance of jointly owned R&D Patent Rights (excluding costs expended as a Retaining Party). The Parties further agree to make appropriate payments to each other at the end of each calendar year to equalize their respective expenses incurred relating to said jointly owned R&D Patent Rights.

Article 16.  Infringement

16.1 Notice Regarding and Authority to Take Action Against Infringers. Each Party shall promptly notify the other Party of any known infringement by third parties of the proprietary rights of either Party with regard to Development Compounds, Licensed Products and R&D Patent Rights. If any of the Cephalon Patent Rights and R&D Patent Rights are infringed in the Territory, Cephalon shall have the right but not the obligation to commence appropriate legal action to enjoin such infringement at its sole expense; in such case Lundbeck shall provide its complete cooperation to Cephalon at its expense, but Cephalon shall be entitled to retain any damages or awards that may result from its initiation of said action. If Cephalon fails to initiate such action within ninety (90) days after being notified of the infringement, then Lundbeck shall have the right, but not the obligation, to undertake such action at its own expense in the name of Cephalon, and Cephalon shall provide its complete cooperation to Lundbeck at its expense. Any damages or awards resulting from the prosecution of such claim by Lundbeck shall be applied first to reimburse Lundbeck for its costs and expenses, with any balance to be shared by the Parties with an amount equal to [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such balance being retained by Lundbeck and [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such balance being given to Cephalon. If no such damages or awards result from said prosecution or if such damages or awards are insufficient to fully reimburse the costs and expenses of Lundbeck associated with said prosecution, then Cephalon shall reimburse Lundbeck in an amount equal to [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such unreimbursed costs and expenses; provided however, that such reimbursement shall be effected by reducing, during that twelve-month period immediately following the issuance of the final order in any such action, the royalties otherwise payable by Lundbeck to Cephalon hereunder, but in no case shall such reduction exceed the aggregate amount due and payable by Lundbeck to Cephalon during said twelve-month period (less any amounts otherwise that are payable by Cephalon to Kyowa on the basis of Net Sales that resulted in such royalty payments). Notwithstanding the foregoing, the Parties acknowledge that the Kyowa License, which is attached hereto as Exhibit D, establishes all applicable procedures and responsibilities for enforcement of rights relating to the Kyowa Technology.

16.2 Notice of Infringement of Third Party Patents. Each Party shall promptly notify the other Party of any claim asserting infringement of the proprietary rights of the other Party or of Kyowa by Development Compounds, Cephalon Licensed Products, Kyowa Licensed Products and R&D Patent Rights.

16.3 Infringement of Third Party Patents. If a claim alleging infringement of third party patents in the Territory is made against Lundbeck, then Cephalon may elect to defend against such a claim on behalf of Lundbeck at the cost and expense (including, without limitation, attorneys fees) of Cephalon, but Lundbeck may be represented in such event by legal counsel in an advisory capacity at its own expense. However, if Cephalon does not elect to defend against such a claim within one hundred twenty
(120) days after receiving notice (whether from Lundbeck or otherwise) of such claim, Lundbeck has the right, but not the obligation, to defend against such claim at its own expense. The Party assuming said defense shall keep the other Party informed of the status of the case. If the Party assuming said defense determines to file a counterclaim against the third party claiming infringement, and subsequently prevails in obtaining damages or awards, then it shall be entitled to retain any such amounts. Regardless of which Party assumes the defense of any such claim, if damages are awarded based upon said claim, then the Parties shall allocate the responsibility for paying said damages in proportion to their respective economic interests in the country or countries within the Territory as to which such damage award is based. Notwithstanding the foregoing, the Parties acknowledge that the Kyowa License, which is attached hereto as Exhibit D, establishes all applicable procedures and responsibilities for the defense of infringement claims raised with respect to Kyowa Licensed Products.

Article 17.  Term and Termination

17.1 Term of the Agreement. This Agreement shall commence as of the Effective Date, and will terminate by mutual agreement of the Parties, or otherwise in accordance with the provisions of this Article 17.

17.2 Termination By Lundbeck of Rights to Kyowa Licensed Products. If Lundbeck is unable to obtain exclusive marketing rights to the Kyowa Licensed Products in Europe under the terms of subsections 5.5(a) or (b) hereof within one (1) year after the Effective Date, then Lundbeck may either: (i) end its support for the development of CEP-1347 and the Kyowa Licensed Products and thereby terminate any and all of its rights under this Agreement to CEP-1347 and the Kyowa Licensed Products; or (ii) elect to expand the Territory as provided in subsection 5.5(c) hereof. Effective notice of termination under this Section
17.2 must be made in writing and delivered to Cephalon not less than sixty (60) days from the first anniversary of the Effective Date unless otherwise agreed upon by the Parties. In the event of such termination, Lundbeck shall return to Cephalon all Kyowa Technology and further shall provide to Cephalon all data and other information relating to CEP-1347 and Kyowa Licensed Products. The rights and obligations of the Parties with regard to the Compounds (other than CEP-1347) and the Cephalon Licensed Products shall not be affected by the termination of rights by Lundbeck with regard to CEP-1347 and Kyowa Licensed Products.

17.3 Termination of the Research Program. Unless otherwise extended under the terms of Section 2.3 hereof, the Research Program shall end on June 30, 2002. Notwithstanding the above, Lundbeck may terminate the Research Program with such termination to be made effective at any time following the first anniversary of the Effective Date, pursuant to thirty (30) days written notice to Cephalon, but upon any such termination Lundbeck shall remain obligated to make all those payments to Cephalon in support of the Research Program as described in Section
6.2 that would otherwise be due during the remaining portion of the Initial Research Term as defined in Section 1.16, or one (1) year following the effective date of said termination, whichever is shorter. In such event, the rights and obligations of the Parties with respect to the Development Compounds (as well as the Backup Compounds thereto) and the Licensed Products thereafter shall be modified as provided in this Section 17.3, and the terms and conditions of Sections 3.2(b) and 5.6 shall be applicable. Upon any such expiration or termination of the Research Program, the license and sublicense granted under Sections 5.1(a) and 5.3 hereof automatically shall be curtailed so as to limit going forward the exclusive rights granted to Lundbeck thereunder as follows:
(i) Lundbeck shall have exclusive rights only as to the Development Compounds (and to Backup Compounds thereto) and only for so long as at least one such Development Compound is being diligently developed or commercialized by Lundbeck in accordance with the schedule established by the JMT; and (ii) Lundbeck shall have the right to use Kyowa Technology and Cephalon Technology (regardless of whether it has been developed under the Research Program) only in connection with the further development of Development Compounds (and of Backup Compounds thereto). For purposes of clarification, the Parties hereby confirm that all worldwide rights to Cephalon Compounds shall revert to Cephalon unless they are designated as Development Compounds or Backup Compounds, or are Development Compounds for which development has been discontinued. Upon termination of the Research Program, the cooperation between the Parties under this Agreement shall continue for all Compounds which have met the criteria for being either Backup Compounds or Development Compounds.

17.4 Termination of Development Program For A Development Compound. All rights to any Cephalon Compounds that have been designated as Development Compounds and for which development has been discontinued in its entirety by Lundbeck automatically shall revert to Cephalon, unless Lundbeck confirms in writing immediately upon any such discontinuance that such Development Compound shall be replaced by a Backup Compound shown to be active principally against the primary Target as said discontinued Development Compound and that it will promptly commence active development of said Backup Compound.

17.5 Termination of this Agreement in its Entirety by Lundbeck. Lundbeck may terminate this Agreement in its entirety with such termination to be made effective at any time following the first anniversary of the Effective Date, pursuant to thirty (30) days written notice to Cephalon, but upon any such termination without cause Lundbeck shall remain obligated to make all those payments to Cephalon in support of the Research Program as described in Section
6.2 that would otherwise be due during the remaining portion of the Initial Research Term as defined in Section 1.16, or one (1) year following the effective date of said termination, whichever is shorter. Subject to the terms of Section 17.10, Lundbeck otherwise shall be relieved from all other obligations that may accrue following the effective date of said termination, including without limitation, any further milestone payments, development cost payments, and royalty payments (except those applicable royalties due on Net Sale of any unsold inventory of Cephalon Licensed Product or Kyowa Licensed Product) which are incurred sixty

(60) days after receipt at Cephalon of Lundbeck's written notice of termination. Notwithstanding the above, Lundbeck shall have the right to sell in accordance with the terms of this Agreement all unsold inventories of such Kyowa Licensed Products and Cephalon Licensed Products in its possession unless Cephalon shall exercise, at its sole discretion, the option, by written notice to Lundbeck on or before the effective date of such expiration or termination, to repurchase all remaining inventory then held by Lundbeck at the cost to Lundbeck to Cephalon for such inventory. Lundbeck acknowledges that except as provided herein, upon any such termination it shall have no further rights with respect to the Cephalon Technology, the Cephalon Licensed Products, the Kyowa Technology or the Kyowa Licensed Products and Cephalon acknowledges that except as provided herein, upon any such termination Cephalon shall have no further rights with respect to Lundbeck Licensed Products.

17.6 Termination for Breach By Either Party. Upon breach of any material provision of this Agreement, the breaching Party will be given written notice and ninety (90) days within which to remedy such breach. Failure to remedy any such breach within this time period will constitute sufficient grounds for termination by the other Party without any further notice. Cephalon can not terminate this Agreement unless Lundbeck breaches a material obligation and does not remedy same in accordance with this Section.

17.7 Effects of Termination by Cephalon For Breach. Upon termination of this Agreement due to unremedied breach by Lundbeck, the following provisions shall apply:

          (a) All rights granted to Lundbeck under this Agreement shall immediately revert to Cephalon, except as provided below, and Lundbeck shall immediately cease its use of Cephalon Technology and Kyowa Technology;

          (b) Any outstanding unpaid invoices shall become due and payable immediately in lieu of any payment terms previously agreed upon by the Parties;

          (c) Lundbeck shall cease use of all Development Compounds and Backup Compounds in the Territory, and shall cease all marketing, sales and distribution of Licensed Products in the Territory; provided, however, that Lundbeck shall have the right to sell in accordance with the terms of this Agreement all unsold inventories of such Kyowa Licensed Products and Cephalon Licensed Products in its possession unless Cephalon, at its sole discretion, shall exercise the option, by written notice to Lundbeck on or before the effective date of such expiration or termination, to repurchase all remaining inventory then held by Lundbeck at the cost to Lundbeck to Cephalon for such inventory;

          (d) Lundbeck will provide Cephalon with all copies of any MAA (or its equivalent outside the Territory) for Development Compounds and any accompanying documentation (including without limitation all regulatory agency correspondence) in its possession or, if such registration application has not yet been filed in the Territory prior to the date of said termination or expiration, with all pre-clinical and clinical data relating to all Development Compounds in its possession on such date. At the request of Cephalon, Lundbeck shall take all steps as may be required by applicable law to transfer any such Development Compound registration to Cephalon, or otherwise to enable Cephalon to market and sell Cephalon Licensed Products and Kyowa Licensed Products in the Territory, and also shall provide full support to Cephalon to facilitate the prompt execution of such legal transfer. In no event shall Cephalon be obligated to pay any fee or to make any other payment to Lundbeck, to the local government in the Territory, or to any third party, to effect such legal transfer; and

          (e) Lundbeck immediately will grant to Cephalon a perpetual, exclusive (exclusive even as to Lundbeck), fully-paid, royalty-free license under the Joint Technology, and under any other Patent Rights and Know-How held by Lundbeck necessary to enable Cephalon to make, have made, use and sell Kyowa Licensed Products, Cephalon Licensed Products and Joint Licensed Products in the Territory, and to make, have made, use and sell Lundbeck Licensed Products and Joint Licensed Products outside the Territory.

17.8 Effects of Termination by Lundbeck For Breach. Upon termination of this Agreement due to unremedied breach by Cephalon, the following provisions shall apply:

          (a) Cephalon shall not use any Development Compounds or Backup Compounds in the Territory, nor shall it initiate any marketing, sales or distribution of Licensed Products in the Territory;

          (b) Cephalon will provide Lundbeck with all pre-clinical and clinical data relating to a Development Compound or a Licensed Product in its possession on such date, together with all other documentation and data necessary to enable Lundbeck to continue to market and sell Kyowa Licensed Products, Cephalon Licensed Products and Joint Licensed Products in the Territory; and

          (c) Cephalon immediately will grant to Lundbeck a perpetual, exclusive (exclusive even as to Cephalon), fully-paid, royalty-free license under the Joint Technology, and under any other Patent Rights and Know-How held by Cephalon necessary to enable Lundbeck to make, have made, use and sell Kyowa Licensed Products, Cephalon Licensed Products and Joint Licensed Products in the Territory.

17.9 General Effects of Termination by Either Party for Breach. Upon termination of this Agreement due to unremedied breach by either Party (the "Breaching Party"), the Breaching Party shall have no liability to the other Party (or to any third party) for any damages, losses, indemnity, compensation, costs or expenses of any kind for lost profits or prospective sales, investments made or expenses incurred in connection with the establishment, development or maintenance of its business, markets or customers, fees for transferring Development Compounds, product registrations, or any similar claims, damages, fees or payments.

17.10 Survival of Obligations. All terms and conditions of this Agreement which the Parties agree shall survive the expiration or termination hereof shall within sixty (60) days from the Effective Date be listed in Exhibit G hereto, but shall include without limitation, those terms and conditions relating to to confidentiality, indemnification, intellectual property rights generally, and rights to payment. More specifically, the termination of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other, including without limitation the obligation to pay for CEP-1347 purchased, or royalties for Kyowa Licensed Products and Cephalon Licensed Products sold prior to said termination.

Article 18.  Confidentiality.

18.1 Confidentiality Information. During the term of this Agreement, and for ten
(10) years after its termination or expiration, each Party shall maintain in confidence any information concerning the subject matter hereof provided by the other Party (the "Providing Party"), and that is considered to be confidential by the Providing Party, regardless of whether provided prior to or after the Effective Date. Such information, collectively the "Confidential Information" includes but is not limited to Technology, documentation, business plans, cost and operational information, whether or not related to Compounds or Licensed Products. Confidential Information shall not be used or disclosed to others except for carrying out the purpose of this Agreement. The foregoing obligation of confidentiality shall not apply to any portion of the Confidential Information that a Party ("Receiving Party") can demonstrate:

          (a) was already known to the Receiving Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the Receiving Party by a third party; or

          (e) the Receiving Party was compelled to disclose by governmental administrative agency or judicial requirements; provided however, that any disclosure under this subsection 18.1(e) shall neither relieve the Receiving Party from attempting to impose confidentiality obligations on the governmental administrative agency or judicial body, to the extent feasible, nor shall it relieve the Receiving Party from maintaining the confidentiality of the Confidential Information with respect to third parties other than the agency or body as to which such compelled disclosure has been made.

18.2 Protection of Confidential Information. The Parties shall take all reasonable steps to eliminate the risk of disclosure of Confidential Information, including, without limitation, ensuring that only employees, agents, and representatives with a need to know the Confidential Information have access thereto. The Parties acknowledge by the signing of this Agreement that such employees, agents, and representatives are to be bound by substantially similar obligations of confidentiality as are established under this Article 18.

18.3 Presumptive Confidentiality of Information Exchanged. All information exchanged by the Parties under the terms and conditions of this Agreement shall be considered Confidential Information and treated as such unless otherwise specified and agreed upon by the Parties.

18.4 Use Following Termination For Breach. In the event that this Agreement is terminated for breach under the terms of Article 17, nothing herein shall be construed so as to preclude the non-breaching Party from disclosing to a competent regulatory authority or to a third party any preclinical or clinical data, or other Confidential Information, that it may deem necessary or advisable in order to support the further development or commercialization of Development Compounds or Licensed Products.

Article 19.  Representations, Warranties and Covenants

19.1 General Representations. Each Party hereby represents and warrants to the other as follows:

          (a) Duly Organized. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement;

          (b) Due Execution. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws, or (iii) result in a breach of or constitute a default under any agreement, mortgage, lease, license, permit, patent or other instrument or obligation to which it is a Party or by which it or its assets may be bound or affected;

          (c) No Third Party Approval. No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this Agreement;

          (d) Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions, except as may be limited by bankruptcy laws or other laws affecting the rights of creditors generally, and rules of law governing equitable remedies. Each is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder;

          (e) Inventions. It will take all steps reasonably necessary to ensure that its employees convey to it all rights in and to any and all inventions that may be conceived or reduced to practice by said employees;

          (f) Debarment. It is not debarred or suspended from receiving contracts from the United States or Danish government or other governmental authority or agency;

          (g) Good Practices. All preclinical and clinical studies involving Compounds will be conducted in accordance with current good laboratory practices (GLP) as specified by the applicable laws and regulations in the relevant country at the time of such laboratory research; good clinical practices (GCP) as specified by the applicable laws and regulations in the relevant country at the time of such studies, and that the K252a starting material and the Development Compounds will be manufactured in accordance with current good manufacturing practices (GMP) as specified by the applicable laws and regulations of the relevant countries at the time of manufacture; and

       (h) Full Disclosure. It has disclosed in good faith any and all material information related to the subject matter hereof and to the performance of its obligations hereunder.

19.2 Cephalon Representations, Warranties and Covenants. Cephalon hereby represents, warrants and covenants to Lundbeck that, as of the Effective Date:

          (a) To the best of its knowledge and belief, Cephalon is the sole owner of the entire right, title and interest in and to those Cephalon Patent Rights which include a Valid Claim for Compounds and the same are free of any liens, encumbrances, restrictions, licenses and other legal or equitable claims of any kind or nature;

          (b) To the best of its knowledge and belief, Cephalon is the sole licensee of the entire right, title and interest in the part of the Kyowa Technology, which is sublicensed to Lundbeck under this Agreement and the same are free of any liens, encumbrances, restrictions, licenses and other legal or equitable claims of any kind or nature;

          (c) It has the right to grant to Lundbeck the licenses provided for in this Agreement;

          (d) Except as otherwise provided herein, during the term of this Agreement it will not grant rights to any third party (including, without limitation, an Affiliate of Cephalon) with respect to the research, development, use, manufacture, marketing, sale or distribution of Backup

     Compounds and Development Compounds in the Territory;

          (e) To the best of its knowledge and belief, there are no third Party rights, licenses or patents, other than those granted to Lundbeck hereunder, which are necessary for Lundbeck's use and enjoyment of the licenses granted to Lundbeck;

          (f) The Kyowa License in the form attached hereto as Schedule D sets forth all obligations that are applicable to Lundbeck as a sublicensee of Cephalon hereunder;

          (g) It will use its best efforts to secure from Kyowa not later than one (1) year from the Effective Date a commitment that, if the Kyowa License is terminated, Kyowa will enter into a license agreement granting Lundbeck rights to the Kyowa Licensed Products under substantially the same terms and conditions as the Kyowa License; and

          (h) For so long as Lundbeck is engaged in the development or commercialization of a Cephalon Licensed Product or a Kyowa Licensed Product, it shall neither directly or indirectly develop nor commercialize any pharmaceutical product in the Territory if the active ingredient of which is a Compound whose primary mode of action has the same or similar Target as the Target of such Development Compound (or a Backup Compound thereto).

19.3 Lundbeck Representations and Covenants. Lundbeck hereby represents and covenants to Cephalon that:

          (a) Lundbeck is acknowledged by the authorities in parts of the Territory as an approved manufacturer and marketer of drugs, and is as such under the inspection of the competent authorities; and

          (b) During the pendency of the Research Program, it will not engage in any research or development activity with respect to any chemical entities that have Targets that are the same as, or substantially similar to, the Targets established by the JMT.

19.4 Warranty Disclaimers. Nothing in this Agreement shall be construed as:

          (a) a warranty or representation by Cephalon as to the validity or scope of the Cephalon Technology, other than as specifically provided to the contrary herein;

          (b) a warranty or representation that anything made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights and trademarks of third Parties;

          (c) an obligation to bring or prosecute actions or suits against third parties for infringement;

          (d) except as otherwise provided herein, conferring rights to use in advertising, publicity or otherwise any trademark or the name of Cephalon or Lundbeck;

          (e) any representation by either Party, express or implied, other than as specifically set forth herein, including representations of merchantability or fitness for a particular purpose, or that the use, manufacture, sale or distribution of Licensed Products will not infringe upon any third party patent, copyright, trademark or other rights.

Article 20.  Indemnification

20.1 Lundbeck Indemnitees. Cephalon shall indemnify and hold Lundbeck, its parent companies, Affiliates and subsidiaries, and the officers, directors and employees of each of them (the "Lundbeck Indemnitees") harmless from any and all liability, loss, damages, costs or expenses (including reasonable attorneys' fees) stemming from third party claims or actions (or the threat thereof) that are based upon (i) the breach of any material covenant, representation or warranty of Cephalon contained in this Agreement; (ii) the manufacture, use, marketing, promotion, sale or distribution by Cephalon (or any Affiliate, assignee or sublicensee thereof) of any Development Compounds or Licensed Products; (iii) the use by any person of any Licensed Products that were manufactured, marketed, sold or distributed by Cephalon (or any Affiliate, assignee or sublicensee thereof), including without limitation, any claim that said use resulted in personal injury or death; and (iv) the costs incurred by Lundbeck in the successful enforcement of its rights under this Section 20.1. Notwithstanding anything to the contrary herein, Cephalon shall have no obligation to so indemnify the Lundbeck Indemnitees to the extent that such losses, liabilities, obligations, claims, fees or expenses are based upon the conduct of the Lundbeck Indemnitees.

20.2 Cephalon Indemnitees. Lundbeck shall indemnify and hold Cephalon, its parent companies, Affiliates and subsidiaries, and the officers, directors and employees of each of them (the "Cephalon Indemnitees") harmless from any and all liability, loss, damages, costs or expenses (including reasonable attorneys' fees) stemming from third party claims or actions (or the threat thereof) that are based upon (i) the breach of any material covenant, representation or warranty of Lundbeck contained in this Agreement; (ii) the manufacture, use, marketing, promotion, sale or distribution by Lundbeck (or any Affiliate, assignee or sublicensee thereof) of any Development Compounds or Licensed Products; (iii) the use by any person of any Development Compounds or Licensed Products that were manufactured, marketed, sold or distributed by Lundbeck (or any Affiliate, assignee or sublicensee thereof), including without limitation, any claim that said use resulted in personal injury or death; and (iv) the costs incurred by Cephalon in the successful enforcement of its rights under this
Section 20.2. Notwithstanding anything to the contrary herein, Lundbeck shall have no obligation to so indemnify the Cephalon Indemnitees to the extent that such losses, liabilities, obligations, claims, fees or expenses are based upon the conduct of the Cephalon Indemnitees.

20.3 Indemnification Procedures. In the event that one Party receives notice of a claim, lawsuit, or liability for which it is entitled to indemnification by the other Party, the Party receiving notice shall give prompt notification to the indemnifying Party. The Party being indemnified shall cooperate fully with the indemnifying Party throughout the pendency of the claim, lawsuit or liability, and the indemnifying Party shall have complete control over the conduct and disposition of the claim, lawsuit, or liability, except that indemnifying Party shall have no obligation to provide indemnity with respect to any amounts paid in settlement of any claims if such settlement is effected without the prior written consent of the indemnifying Party.

Article 21.  General.

21.1 Headings. The headings and captions used herein are for the convenience of the Parties only and are not to be construed to define, limit, or affect the construction or interpretation thereof.

21.2 Severability. The provisions of this Agreement are separate and divisible, and the invalidity or unenforceability of any part shall not affect the validity or enforceability of any remaining part or parts, all of which shall remain in full force and effect. However, the Parties agree to substitute, any invalid or unenforceable provision, by a valid and enforceable provision which maintains, to the greatest extent possible, the respective interests of the Parties otherwise established hereunder.

21.3 Entire Agreement. This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings or conditions (whether oral or written) regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.

21.4 Assignability and Sublicenses. Except as otherwise provided herein, this Agreement shall not be assignable, sublicensable or transferable, either in whole or in part, by either Party without the prior written consent of the other. In any event, no such assignment, sublicense or transfer shall relieve any Party of responsibility for the performance of any accrued obligation which such Party has then hereunder.

21.5 Publications. The Parties to this Agreement are free to make presentations and publications relating to the results of any activities conducted pursuant to this Agreement prior to marketing of Cephalon Licensed Product or Kyowa Licensed Product, but with due regard to the protection of Confidential Information and always provided that the other Party has approved the scientific content of any such presentation or publication. For that purpose, the Parties agree to provide the JMT with a copy of any proposed written presentation, abstract and/or publication relating to the results of such activities at least thirty (30) days prior to submission thereof for publication or presentation thereof. Each Party will take due note of any comment by the other Party and shall respect the response of the other Party.

21.6 Public Announcements. Each Party agrees that, except as may be required by law, it shall not disclose the existence, substance or details of this Agreement without the prior written consent of the other Party. In cases in which disclosure is proposed or required by law, the disclosing Party, prior to such disclosure, will notify the non-disclosing Party of the contents of the proposed disclosure, provided however, that subsequent disclosure(s) of the same or substantially similar contents shall not require further consent. The non-disclosing Party shall have the right to make reasonable changes to the disclosure to protect its interests. The disclosing Party shall not unreasonably refuse to include such changes in its disclosure.

21.7 Further Assurances. Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to take such other actions, as may be necessary to appropriate in order to carry out the purposes and intent of this Agreement.

21.8. Notices and Reports. All notices, consents or approvals required by this Agreement shall be in writing and sent by courier or by certified or registered air mail, postage prepaid or by facsimile or courier (confirmed by such certified or registered mail) to the Parties at the following addresses or such other addresses as may be designated in writing the respective Parties. Notices shall be deemed effective on the date of mailing.

If to Cephalon:

Senior Vice President & General Counsel
Cephalon, Inc.
145 Brandywine Parkway
West Chester, PA 19380-4245 USA
Telephone:  (610) 738-6337
Facsimile:   (610) 738-6590

If to Lundbeck:

General Counsel
H. Lundbeck A/S
9 Ottiliavej, DK-2500 Valby,
Copenhagen DENMARK
Telephone:  45 3630 1311
Facsimile:  45 3630 2732

21.9 Waiver. The waiver by either Party of a breach of any provisions contained herein shall be effective only if made in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

21.10 Dispute Resolution. Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof, shall be determined by the following procedure.

     (a) Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this contract or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis which takes into account the precise subject and nature of the dispute.

     (b) If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer ("CEO") of each Party for review and resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for the contentions of each Party will be provided to both such CEOs who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

     (c) If the matter has not been resolved utilizing the foregoing process, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a panel of three arbitrators chosen in accordance with said Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York and of the United States of America, without regard to the conflicts of laws provision thereof. The arbitration will be conducted in English and will be held in London, England. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agrees that a judgment or order in any such proceedings shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction thereof.

21.11 Force Majeure. A Party shall not be liable for nonperformance or delay in performance (other than of obligations regarding any payments or of confidentiality) caused by any event reasonably beyond the control of such Party including, without limitation, wars, hostilities, revolutions, riots, civil disturbances, national emergencies, strikes, lockouts, unavailability of supplies, epidemics, fires, floods, earthquakes, other forces of nature, explosions, embargoes, or any other Acts of God, or any laws, proclamations, regulations, ordinances, or other acts or orders of any court, government or governmental agency. Any occurrence of Force Majeure shall be reported promptly to the other Party.

     IN WITNESS THEREOF, the Parties have executed this Agreement by their duly authorized representatives, as of the day and year first above written.


H. LUNDBECK A/S                           CEPHALON, INC.



By:   CLAUS BRAESTRUP                     By:   PETER E. GREBOW
      -----------------------------             -------------------------------
      Claus Braestrup                           Peter E. Grebow
      Executive Vice President, R&D             Senior Vice President, Business
                                                Development



By:   TORBEN SKARSFELDT
      -----------------------------
      Torben Skarsfeldt
      Board Member

                                    [STAMP]

                         Exhibit A - Listing of Patents


--------------------------------------------------------------------------------------------------------------------------------
CEP 1347 and Relatives:
US 5,621,100                                 April 15, 1997                   Claims 1347 composition of matter
US 5,621,101                                 April 15, 1997                   Composition claims to selected novel
                                                                              indolocarbazoles
US 5,741,808                                 April 21, 1998                   Method of use and composition claims for selected
                                                                              indolocarbazole aglycones
US 5,756,494                                 May 25, 1998                     Method of use and composition claims for 1347 and
                                                                              other indolocarbazoles
WO 9746565                                   Published,                       Composition of matter for 3,9-aralkyl,
                                             Dec. 11, 1998                    alkyl-alkoxy, etc.


Fused Pyrrolocarbazoles:
US 5,475,110                                 Dec. 12, 1995                    Broad claims to the FP series
US 5,591,855                                 Jan. 7, 1997                     Claims to expanded N13 and aromatic ring
                                                                              substitutions
US 5,594,009                                 Jan. 14, 1998                    Method claims
US 5,616,724                                 April 1, 1998                    Composition of matter claims to 6-oxo class
US 5,705,511                                 Jan. 6, 1998                     Expanded genus, heterocyclics... broadened
                                                                              compositions of matter
US 5,801,190                                 Sept. 1, 1998                    Expanded 6-oxo genus
US 5,808,060                                 Sept. 15, 1998                   Analogs of FPs without ring nitrogens

[*The confidential material                  [*The confidential material      [*The confidential material
contained herein has been                    contained herein has been        contained herein has been
omitted and has been                         omitted and has been             omitted and has been
separately filed with                        separately filed with            separately filed with
the Commission.]                             the Commission.]                 the Commission.]


[*The confidential material                  [*The confidential material      [*The confidential material
contained herein has been                    contained herein has been        contained herein has been
omitted and has been                         omitted and has been             omitted and has been
separately filed with                        separately filed with            separately filed with
the Commission.]                             the Commission.]                 the Commission.]
--------------------------------------------------------------------------------------------------------------------------------

                        Exhibit B - Structure of CEP-1347



                           (DIAGRAM ART APPEARS HERE)

                      Exhibit C - Third Party Obligations

                              SUBLICENSE AGREEMENT

     THIS SUBLICENSE AGREEMENT (the "Agreement") is made by and among Cephalon, Inc., a Delaware corporation with its principal place of business located at 145 Brandywine Parkway, West Chester, Pennsylvania 19380-4245, U.S.A. ("Cephalon"), and Orion Corporation Orion Pharma, a Finnish corporation with its principal place of business located at Orianintie I, FIN-02200, Espoo, Finland ("Orion").

                                  WIITNESSETH:

     WHEREAS, the Institute of Biotechnology of the University of Helsinki ("Institute of Biotechnology" as defined in the LSRA identified herein below) and Professor Matt Saarma, Ph.D. and certain of his scientific research colleagues at the Institute of Biotechnology (collectively, the "Institute Scientists" as defined in. the LSRA identified herein below) granted to Cephalon an exclusive, worldwide, royalty-bearing right and license, with the further right to sublicense, to make, have made, use, have used, sell, have sold, import and have imported all Institute Technology (as defined in the LSRA identified herein below) under the terms and conditions of a License and Sponsored Research Agreement (the "LSRA") between said parties having an effective date of July 1, 1997;

     WHEREAS, the Institute of Biotechnology and Institute Scientists granted to Cephalon the right to obtain an exclusive or nonexclusive (as determined by Cephalon), worldwide, royalty-bearing right and license, with the further right to sublicense, to make, have made, use, have used, sell, have sold, import and have imported all Option Patent Fights (as defined in the Option Agreement identified herein below) under the terms and conditions of an Option Agreement (the "Option Agreement") between the parties having an effective date of October 30, 1998; and

     WHEREAS, Cephalon wishes to grant, and Orion wishes to obtain, a sublicense covering Cephalon's rights and obligations as to the Institute Technology and Option Patent Rights pursuant to Cephalon's letter of intent to Orion having an effective date of January 18, 1999 (the "Letter of Intent");

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby affirmed, the parties hereby agree as follows.

1.   DEFIINITIIONS

     Terms that are capitalized as defined terms in this Agreement shall have the meanings set forth below:

1.1 "Affiliate" means any individual or entity directly or indirectly controlling, controlled by or under common control with, a Party to this Agreement. Without limiting the foregoing, the direct or indirect ownership of 50 percent or more of the outstanding voting securities of an entity, or the right to receive 50 percent or more of the profits or earnings of an entity, or the right to control the policy decisions of a person or entity, shall be deemed to constitute control.

1.2 "Effective Date" means March31, 1999.

1.3 "Extended Term" means the eighteen (18) month period (January 1, 1999 to June 30, 2000) by which the Research Program as set forth in the LSRA may be extended pursuant to Section 3 of the LSRA.

1.4 "Field" means the diseases broadly classified as neurodegenerative, neurologic, neuropsychiatric and oncologic and includes but is not limited to the research, diagnostic, prophylactic and/or therapeutic aspects of such diseases. Rights to Institute Technology, to the extent that they relate to such other diseases that fa1l outside of these disease classifications, shall not be considered to fall within the Field and such rights are acknowledged to be retained by the Institute.

1.5 "Improvements" means:

     (1) any new products, processes, and techniques, developed either by Cephalon or Orion, that fall within the scope of a claim of the Patent Rights or Option Patent Rights;

     (2) any assay or method, developed either by Cephalon or Orion, whose key substituents incorporate or utilize Institute Technology or Option Patent Rights; and

     (3) any assay system, developed either by Cephalon or Orion, that is useful to screen the interaction of potential agonists, antagonists or other modulators of any novel composition that falls within the scope of a claim of the Patent Rights or Option Patent Rights, but not including such potential agonists, antagonists or modulators themselves, unless they independently fall within the scope of such claims. The term "assay systems" includes, but is not limited to, methodologies, reagent sources and descriptions, validation schemes and the results thereof. Notwithstanding the foregoing, products, processes, techniques, assays, assay methods and assay systems developed by the Parties shall only be considered Improvements to the extent that they relate to GDNF receptor or GDNF signaling cascade assay development.

1.6 "Institute" means the Institute of Biotechnology and institute Scientists as identified above.

1.7 "Institute Discoveries" means the experimental data and results and associated methods and procedures, as well as tangible outcomes of research, including but not limited to reagents, such as DNA clones, vectors, expression systems, cell lines, peptides, proteins, hybridomas and antibodies that are developed or used by the Institute in the course of the Research Program as set forth in the LSRA between the Institute and Cephalon.

1.8 "Institute Inventions" means all Institute Discoveries and inventions (including each process, use, article of manufacture and composition of matter) that are first conceived or reduced to practice by the Institute in the course of the Research Program as set forth In the LSRA between the Institute and Cephalon.

1.9 "Institute Know-How" means know-how, trade secrets, technical information (including but not limited to preclinical data and clinical results), formulas, processes and data owned or controlled by the Institute and/or any of its Affiliates, to the extent that it relates to Institute Discoveries or Institute Inventions and that is produced in the course of the Research Program as set forth in the LSRA between the Institute and Cephalon.

1.10 "Institute Patent Rights" means all United States patent applications or issued patents owned or controlled by the Institute and/or any of its Affiliates, but only to the extent that they contain one or more claims covering the Institute Discoveries, Institute Inventions and Institute Know-How, including provisionals, divisionals, continuations, continuations-in-pat, reissues and extensions derived therefrom, as well as all foreign patents and foreign patent counterparts thereof. Institute Patent Rights retroactively extend back to July 26, 1996, the effective date of a prior non-exclusive license between the Institute and Cephalon. Notwithstanding the effective date of the LSRA, Institute Patent Rights shall include Institute fights in and to U.S. patent application [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] which was initially filed prior to the effective date of the LSRA [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] and corresponding PCT International Application No. PCT/US 96/18I97. Institute Patent Rights also include the PCT Application No. 98/09056 entitled Glial Cell Line Derived Neurotrophic Factor Receptors filed on May 4, 1998 and published as WO 98/52591 on November 26, 1998.

1.11 "Institute Technology" means collectively:

     (i)  Institute Discoveries,
     (ii) Institute Inventions,
     (iii) Institute Know-How, and
     (iv) Institute Patent Rights.

1.12 "Invention-by-Invention" refers to an Institute Invention or a group of Institute Inventions that are substantially related. For example, a novel GDNF receptor, its homologs and allelic variants and antibodies to the foregoing are substantially related and would be considered to be the same invention. The discovery of small molecule agonists or other ligands of such receptors would be considered to be another invention.

1.13 "Licensed Process" means any process or method for the production, manufacture or use of any Institute Discoveries, Institute Inventions or Institute Know-How that is covered by a Valid Claim of any Institute Patent Rights in the Field.

1.14 "Licensed Product" means any article, composition, apparatus, substance, chemical material which incorporates or utilizes any Institute Discovery Institute Invention, or Institute Know-How and is covered by a Valid Claim of any Institute Patent Rights in the Field.

1.15 "Option Licensed Process" means any process or method falling within the scope of Option Technology that is covered by a Valid Claim of any Option Patent Rights.

1.16 "Option Licensed Product" means any article, composition, apparatus, substance, chemical material or biological material falling within the scope of Option Technology that is covered by a Valid Claim of any Option Patent Rights.

1.17 "Option Patent Rights" means all United States patent applications or issued patents owned or controlled by the Institute Scientists, Institute of Biotechnology and/or any of their Affiliates, but only to the extent that they contain one or more claims covering Option Technology, including provisionals, divisionals, continuations, continuations-in-part, reissues and extensions derived therefrom, as well as all foreign patents and foreign patent counterparts thereof. In the event that such patent applications or issued patents are co-owned by the Institute and a third party, Option Patent Rights include only those claims covering Option Technology that are owned by the Institute.

1.18 "Option Technology" means:

     (1) all Institute Discoveries, Institute Inventions, Institute Know-How, and Institute Patent Rights that are outside of the Field; and

     (2) all Institute discoveries, inventions and know-how made outside of the Research Program as set forth in the LSRA between the Institute and Cephalon, not committed to a third-party commercial relationship, and patent applications or patents that relate to the subject matter of the Research Program as set forth in the LSRA, between the Institute and Cephalon, such as receptors for GDNF, Neurturin, Persefin, and their homologs (hereafter GDNF family), ligands of receptors for GDNF family members and components of the signaling cascade for GDNF family receptors, regardless of whether such discoveries and inventions are inside or outside of the Field.

Thus, for example, Option Technology includes, but is not limited to, the discovery and/or characterization of ligands that interact with GDNF, GDNF receptors or GDNF-related receptors, including Drosophila ligands and vertebrate and invertebrate homologs of such invertebrate ligands as embodied in a Provisional Application No. [*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

1.19 "Parties" or the "Parties to this Agreement" means Cephalon and Orion.

1.20 "Proprietary Information" means information that is generated by the signatory parties to the LSRA and Option Agreement, that is considered as being confidential by its originator, and includes but is not limited to data, formulas, trade secrets, know-how, methods, materials, prototypes, processes, documentation, business plans, cost and operational information. Any information and research results that are produced by the Institute in the course of the Research Program as set forth in the LSRA between the Institute and Cephalon shall be considered to be Institute Discoveries and/or Institute Know-How rather than "Proprietary Information.

1.21 "Research Program" means the research activities as set forth in the LSRA between the Institute and Cephalon as it may be amended from time-to-time.

1.22 "Territory" means the entire world.

1.23 "Valid Claim" means a claim of an issued patent that has not lapsed or become abandoned or been declared invalid or unenforceable by a court or agency of competent jurisdiction from which no appeal can be or was taken.

2. GRANT OF SUBLICENSE

2.1 Subject to the terms and conditions set forth herein, Cephalon hereby grants a sublicense in the Territory to Orion under the rights to Institute Technology granted to Cephalon under the LSRA (Exhibit A). Subject to the terms and conditions set forth herein, Cephalon also hereby grants a sublicense in the Territory to Orion under the rights to Option Patent Rights granted to Cephalon on an Invention-by Invention basis under the LSRA and Option Agreement (Exhibit
B). The current list of Institute Technology and Option Patent Rights to which rights are granted to Orion pursuant to this Agreement are listed in Exhibit C.

Exhibit C
List of Institute Technology and Option Patent Rights to which rights are granted to Orion pursuant to this Agreement

Patent Rights
-------------

Glial Cell-line-Derived Neurotrophic Factor Receptors filed with Ret claims [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] corresponding PCT US 96/18197 (filed 13 November 1996)

Glial Cell Lin-Derived Neurotrophic Factor Receptors filed with GDNFRB (GFRa2) claims [*The confidential material contained herein has been omitted and has been separately filed with the Commission.] corresponding PTC US 98/09056 (filed 4 May 1998)

[*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

[*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

Institute Technologies
----------------------
1.   hGDNF in sense orientation in expression vector pEFBos
2.   hGDNF is antisense orientation in pEFBos
3.   rGDNF in pCRII
4.   mPSP in pCDNA3
5.   rGFRa2 cDNA in pCDNA3
6.   mGFRa3 in pCDNA3
7.   hGDNF cDNA in pCRII
8.   mNTN in pCDNA3
9.   rGFRa1 in pCDNA3
10.  h c-Ret short form in pCDNA3 (Vassilis Pachnis)
11.  h c-Ret long isoform in pCDNA3 (Vassilis Pachnis)
12. h c-Ret long isoform extracellular domain in pIG I vector as the fusion with IgG Fc
13.  r GFRa1 with the N-terminal fusion of GFP in PCDNA3
14.  r GFRa1 with the N-terminal fusion of GFP in pBactin vector
15.  NIH 3T3 firoblasts stably expressing rGFRa1
16. Neuro 2A endogenously expressing Ret and stably transfected with rGFRa1 (Marc Billaud)
17. Mice lacking GFRa2 gene function (GFRa2-/- mice, 2 lines), one line with nlacZ knocking GFRa2nlacZ, potentially expressing the lacZ marker with nuclear localization signal)
18. ES cells with targeted disruption of GFRa2 gene (GRFa2+/- 2 clones, one Gfra2nlacZ)
19. GFRa2 gene targeting vectors (replacement type, one with neoR, one with nlacZneoR)
20.  GFRa2 mouse genomic DNA fragments
21.  Rabbit anisera against GFRa2 and GFRa3 peptides (poorly characterized)
22. Transgenic mice overexpressing hGDNF under the translation elongation factor I promoter; 4 mice lines (testis specific expression of GDNF)

Option Patent Rights
--------------------
[*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

Option Technologies
-------------------
[*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

[*The confidential material contained herein has been omitted and has been separately filed with the Commission.]

TAP Holdings Inc.
June 28, 1996
Page 15

                                  ATTACHMENT A

                                Required Criteria
                                -----------------

       For establishing Subject Compounds under subparagraphs 1(b) and (c)

I. Subject Compounds must meet all of the criteria set forth in one row of the following table:

--------------------------------------------------------------------------------
 Assay        % I Kinase Activity(a)       % I Trk Phosphorylation Whole Cell(b)
        Concentration(c)  % Inhibition(d)      Concentration    % Inhibition
--------------------------------------------------------------------------------
 Trlc       50 nM             => 50%                 50 nM         >= 50%
 PDGF      500 nM             => 50%                100 nM         >= 50%
--------------------------------------------------------------------------------

     a    Inhibition of PLC-y phosphorylation in the trk ELISA screen

     b Inhibition of NGF or PDGF-induced receptor phosphorylation in whole cell screens

     c    Concentration = screening concentration of drug

     d % inhibition = the minimal % inhibition at the screening concentration that would meet criteria

     Note: Additional rows will be added to the foregoing table, specifying the criteria for VEGF, EGF and FGF, as determined by the Development Committee

II. Subject Compounds must meet all of the criteria set forth in each row of the following table:

           -----------------------------------------------------
                                      % I Kinase Activity
           Assay               Concentration        % Inhibition
           -----------------------------------------------------
           PKC                     10 uM           less than 50%

           Insulin                 10 uM           less than 50%
           -----------------------------------------------------

             ATTACHMENT A IS SUBJECT TO AMENDMENT BY THE DEVELOPMENT
             -------------------------------------------------------
                                    COMMITTEE
                                    ---------

                                 ===============
                                 Discovery Flow
                                 ===============

    -------------------                                  ----------------
    Indolocarbazole
    Kyowa Hakko                              Major       Fused-
    Ceph (re-synthesis) -  Minor             Emphasis -  pyrrolocarbazole
    -------------------                                  ----------------

                                 Combinatorial/
                               Medicinal Chemistry

                                       |
                                       |

Assay                           ---------------                  Reagent
Validation/        ---          Screening Group           ---    Support
Automation                      ---------------                  Recomb.
                                                                 Expression
                                       |
                                       |

                    Trk, TrkB, PDGF, VEGF, IGF, Insulin, FGF

                                       |
                                       |
                                       |In vitro whole cell functional
                                       |
                                       |

                                      Cell
                                     Biology

                                       |
                                       |

                              Chemical Resynthesis

                |                      |
                |                      |

2563 salts/process optimization        process chem. general for FP's

                                       |
                                       |

                               TAP In Vivo Models

                            Exhibit D - Kyowa License
           + list of terms and conditions made applicable for Lundbeck

Page No. 1                                                                [LOGO]
                                                                           KYOWA

                                LICENSE AGREEMENT

This License Agreement, as defined in Article 13 in a screening consignment agreement which was signed by both parties on 19th of April 1991, made and entered into as of the 15 day of May 1992 by and between Cephalon, Inc., having its principal office at 145 Brandywine Parkway, West Chester, PA 19380 U.S.A. (hereinafter referred to as "CEPHALON") and Kyowa Hakko Kogyo Co., Ltd., having its principal office at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo 100 Japan (hereinafter referred to as "KYOWA").


                                  WITNESSETH
                                  ----------

Whereas, KYOWA has in its possession Large numbers of Substance(s) (as hereinafter defined) which are potential candidates for therapeutic use, and owns the Patents (as hereinafter defined) and the Know-How (as hereinafter defined) relating to the Substance(s); and

Whereas, KYOWA and CEPHALON have entered into a screening consignment agreement dated April 19,1991, under which KYOWA consigned the Substance(s) to CEPHALON for screening and granted to CEPHALON the option to enter into the License Agreement; and

Whereas, the parties have a mutual desire to engage in the R & D (as hereinafter defined) with respect to the Substance(s) provided by KYOWA; and

Whereas, CEPHALON desires to develop and sell the Pharmaceutical(s) (as hereinafter defined) as human medicines in the Territory (as hereinafter defined) and CEPHALON exercised the option pursuant to said screening consignment agreement;


NOW THEREFORE, the parties agree as follows:

Article 1. Definitions
----------------------

1.1 "Substance(s)" shall mean K-252A and the derivatives of K-252A obtained by KYOWA through the research and experiment activities, including, but not limited to, the derivatives listed on Exhibit A hereto, and derivatives of any of the foregoing developed by the parties hereto during the term of this License Agreement, which may

Page No. 2                                                                [LOGO]
                                                                           KYOWA


be included within the scope of the claims of the Patents.

1.2 "Screening" shall mean the screening system of CEPHALON. The Screening shall consist of the following phases, as described in CEPHALON's Neuroscreen brochure:

          Phase I    Determine cytotoxicity
          Phase II   Establish neurotrophic potential
          Phase III  Identify responsive neuronal populations

1.3 "Pharmaceuticals(s)" shall mean any preparation in finished product form for human use, ready for administration to the ultimate consumer containing the Substance(s) as a therapeutically active ingredient.

1.4 "R&D" shall mean the activity including Phase IV (determine efficacy in animal models and evaluate blood-brain barrier transport) of CEPHALON's screening system, further laboratory investigations, clinical trials, field studies and any registry activities of the Substance(s) conducted by CEPHALON in order to market any Pharmaceutical in the Territory.

1.5 "Territory" shall mean all the world except Japan.

1.6 "Know-How" means the pharmacological, toxicological, clinical, analytical and pharmaceutical data, instructions, specifications, experiences and information relating to the manufacture, formulation, quality control, safety and effectiveness of the Substance(s), owned by or under the control of KYOWA or its Affiliates which is in existence as of the date of this License Agreement or developed during the term of this License Agreement.

1.7 "Patents" means the patents and the patent applications in any jurisdiction owned or controlled by KYOWA or its Affiliates and containing a claim covering the use, manufacture or composition of a Substance, and any continuations, additions, renewals, divisions, and reissues of any of the foregoing. The Patents shall include any patent applications and patents that claim a joint invention of both parties made after the signature of the screening consignment agreement.

1.8 "Affiliate(s)" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by, or is under common control with the party in question. As used herein the term control means possession of the power to direct, or cause the direction of, the management and policies of a corporation or entity

Page No. 3                                                                [LOGO]
                                                                           KYOWA

by reason of any ownership interest therein.

Article 2. Kind and Scope of License
------------------------------------

2.1 KYOWA hereby grants to CEPHALON the exclusive right to Substance(s) and license in the U.S. and the semi-exclusive right and license in the Territory except the U.S. under the Patents owned or controlled by KYOWA or its Affiliates and Know-How to develop and use the Substance(s) solely to conduct the R & D and to make, have made, use and sell the Pharmaceutical(s) in the Territory. KYOWA's semi-exclusive rights retained in the Territory outside of the U.S. means that KYOWA or its Affiliate(s) or one sublicensee of KYOWA (but not both) per country may exercise KYOWA's retained rights in the Territory outside of the U.S. KYOWA shall retain the right to manufacture the Substance(s), and CEPHALON shall not manufacture the Substance(s) except as permitted punuant to Article 7.2 Notwithstanding the foregoing, the both parties have acknowledged that Kyowa Medex had already distributed [K252A, K2523, KT5720, KT5926 and KT5823 as protein kinase inhibitors.

2.2 The license granted to CEPHALON hereunder shall carry with it the right to grant sublicenses in the Territory, without the prior written consent of KYOWA.

Article 3. Disclosure of Know-How
---------------------------------

3.1 Promptly after the effective date of this License Agreement, and periodically thereafter during the term of this License Agreement, KYOWA shall disclose to CEPHALON the available Know-How to the extent that the parties decides it is necessary for the R & D, registration and sales of the Pharmaceutical(s).

3.2 CEPHALON shall furnish KYOWA with a semiannual report on he R&D at a meeting semiannually held by the both parties. Said report shall contain the full content of any progress and findings acquired by CEPHALON in the R & D. In addition to such a semiannual report, CEPHALON shall as promptly as practicable, provide KYOWA with the result, information and data of the R & D in the written report form. CEPHALON shall not knowingly conceal from KYOWA nor intentionally neglect to report with respect to any significant part of the R & D for any purpose or reason.

3.3 Whenever requested by KYOWA, CEPHALON shall answer, in writing if so requested, any reasonable question that may be put by KYOWA with respect to thef above reports pursuant to Article 3.2 and the matters in connection with the R&D.

Page No. 4                                                                [LOGO]
                                                                           KYOWA

Article 4. Consideration and Payments
-------------------------------------

4.1 In consideration of the grant of the rights and license under the provisions of Article 2, CEPHALON shall pay to KYOWA one time payment of the amount of US Dollars ________________ at the time CEPHALON submits the first Investigational New Drug (I.N.D.) application relating to the Pharmaceutical(s) to the United States Food and Drug Administration (F.D.A.).

4.2 Royalties shall be considered only when both parties feel it is necessary to set the royalties depending on countries on such terms and conditions as may be agreed by both parties. If the royalties to be paid by CEPHALON to KYOWA established by the time CEPHALON files the initial I.N.D. for a Pharmaceutical with the F.D.A., the parties shall negotiate the royalties in good faith during the sixty (60) day period thereafter. In no event shall CEPHALON be required to pay a royalty for the Pharmaceutical(s) which, together with the amount paid for the supply of the related substance under Article 7.1, is greater than _______ of the net sales price of the Pharmaceutical.

Article 5. No Warranty
----------------------

Except as may be provided in the Supply Agreement between KYOWA and CEPHALON pursuant to Article 7.3, KYOWA shall not be liable for any damages arising out of or resulting from any activity of CEPHALON with respect to the Substance(s) and Pharmaceutical(s) whether or not the activity by CEPHALON involves the use of the Know-How or other information supplied by KYOWA. CEPHALON shall not be liable for any damages arising out of or resulting from any activity of KYOWA with respect to the Substance(s) and Pharmaceutical(s)) whether or not the activity by KYOWA involves the use of information pursuant to Article 3.2 or other information supplied by CEPHALON.

Article 6. Registration and Marketing
-------------------------------------

6.1 Within a reasonable time after the date of this License Agreement. CEPHALON shall initiate and diligently pursue the R & D and other operations necessary for registration and marketing of the Pharmaceutical(s) in the Territory. KYOWA shall assist CEPHALON in pursuing the R & D as much as KYOWA can spare its staff.

6.2 CEPHALON shall evaluate, promote and advertise the Pharmaceutical(s) and shall make all reasonable efforts necessary to ensure their earliest possible

Page No. 5                                                                [LOGO]
                                                                           KYOWA


marketing in the Territory.

6.3 CEPHALON shall promptly inform KYOWA in writing of (i) the date and content of the registration of the Pharmaceutical(s), (ii) the date and content of the official approval(s) of the relevant authorities to market the Pharmaceutical(s) and (iii) the marketing date of the Pharmaceutical(s) in the Territory.

6.4 The label of the Pharmaceutical(s) sold by CEPHALON shall bear the legend "Licensed from Kyowa Hakko Kogyo Co., Ltd.".

Article 7. Supply of the Substance(s)
-------------------------------------

7.1 CEPHALON shall purchase all its requirements of the Substance(s) from KYOWA,for the R&D and the manufacture and the sales of the Pharmaceuticals the Territory on such terms and conditions as may be agreed by both parties in a Supply Agreement pursuant to Article 7.3, provided that such terms and conditions shall be negotiated and agreed between the both parties hereto by the time CEPHALON submit the first I.N.D. application of the Pharmaceutical(s) to the F.D.A. However, samples of the Substance(s) which are required for the pre-clinical study within the R & D until the time CEPHALON submits the first I.N.D. application to the F.D.A. shall be provided to CEPHALON by KYOWA free of charge.

7.2 The Supply Agreement will provide that if for any reason KYOWA is unable to supply CEPHALON's requirements of the Substance(s), KYOWA will arrange for a third party to manufacture the needed quantities of Substance(s) upon the same terms and conditions as continued in the Supply Agreement, or KYOWA will grant to CEPHALON a right to make or have made the Substance(s) on such terms and conditions as may be agreed by the both parties hereto

7.3 KYOWA and CEPHALON agree that a Supply Agreement which incorporates Articles
7.1 and 7.2 and any other necessary terms and conditions with respect to the supply of the Substance(s)) shall be separately executed by the parties hereto.

Article 8. Regulatory Considerations
------------------------------------

When CEPHALON submits the first I.N.D. application relating to the Substance(s) to the F.D.A. KYOWA shall file a manufacturing master file as required by the United States Food & Drug Act and regulations so as to permit the timely supply of the

Page No. 6                                                                [LOGO]
                                                                           KYOWA


Substance(s) to CEPHALON.

Article 9. Confidentiality
--------------------------

9.1 It is expressly agreed that the Know-How disclosed by KYOWA to CEPHALON and scientific and technical advice and support furnished by KYOWA to CEPHALON pursuant to Article 3.1 shall be treated by CEPHALON as confidential. CEPHALON shall not disclose any such Know-How and advice and support to any third party without the prior written consent of KYOWA, except to the extent required by the appropriate governmental authorities. Notwithstanding the foregoing, CEPHALON may disclose such information to any person to whom CEPHALON grants a sublicense as permitted under Article 2.2 if such person agrees to be bound by the same confidentiality obligation with respect to such information. The obligations undertaken by CEPHALON under this Article 10.1 shall survive for ten (10) years beyond the termination of this License Agreement.

9.2 It is expressly agreed that the information disclosed by CEPHALON to KYOWA and scientific and technical advice and support furnished by CEPHALON pursuant to Articles 3.2 and 3.3 shall be treated by KYOWA as confidential, and KYOWA shall not disclose any such information and advice and support to any third party without the prior written consent of CEPHALON, except to the extent required by the appropriate governmental authorities. Notwithstanding the foregoing, KYOWA may disclose such information to any person to whom KYOWA grants a sublicense as permitted under Article 2.1 if such person agrees to be bound by the same confidentiality obligations with respect to such information. The obligation undertaken under this Article 9.2 shall survive for ten (10) years beyond the termination of this License Agreement,

9.3 The obligations undertaken by the parties hereto pursuant to Article 9.1 and
9.2 shall not, in any event, apply to any information which:

(a) at the time of disclosure is or thereafter becomes available to the public in published literature or otherwise through no fault of the receiving party; or

(b) as known to, or otherwise in its possession of the receiving party prior to the receipt of such information from the other party as evidenced by the written records of the receiving party; or

(c) is obtained by the receiving party from a third party who would not be breaching a

Page No. 7                                                                [LOGO]
                                                                           KYOWA


     commitment of confidentiality by disclosing such information; or

(d) was Independently developed by the receiving party by an employee who did not have access to the disclosed information; or

(e)  was disclosed in accordance with Article l0.

Article 10. Publicity and Publication
-------------------------------------

10.1 CEPHALON and KYOWA agree not to issue any press release or other public statement disclosing the existence of or relating to this License Agreement without the prior written consent of the other party, provided, however, that neither party shall be prevented from complying with any duty of disclosure (including SEC filings) it may have pursuant to securities or other applicable law. The form of initial press release announcing this transaction, in the form attached as Exhibit B hereto, is accepted by both parties.

lO.2 If either party wishes to publish or present information related to the Substance(s) in a scientific journal or conference proceeding, it shall furnish a copy of the proposed manuscript or presentation outline to the other party as soon as practicable, but in no event less than thirty (30) days before manuscript submission or the presentation date. The parties will cooperate to permit patent filings and any other protections to be instituted to protect any such proposed disclosure before the disclosure occurs.


Article 11. Patents
-------------------

11.1 Neither party shall be obliged to defend or hold harmless the other party against any suit, damage claim or demand based on actual or alleged infringement of any patent resulting from the exercise or use of any right or license granted hereunder.

11.2 Notwithstanding the foregoing, each party shall promptly notify the other party of any suit, damage claim or demand referred to in Article 11.1, whereupon the parties shall negotiate to determine which party, if any, should defend or prosecute. Neither party may settle such claim or action without the consent of the other party. The parties also shall discuss how the expenses of defense or prosecution should be treated, including the reduction of royalties if CEPHALON is defending or prosecuting the action.

Page No. 8                                                                [LOGO]
                                                                           KYOWA

11.3 In the event that CEPHALON becomes aware of a product, made, used or sold in the Territory which it believes to infringe a valid claim of an issued Patents owned or controlled by KYOWA or its Affiliates. CEPHALON shall promptly advise KYOWA of all the facts and circumstances known in connection therewith. KYOWA shall have the right to enforce such Patents against such infringement, at its own expense. In the event that, one hundred eighty (180) days after receiving notice from CEPHALON of the infringement, KYOWA fails to decide to institute any action to so enforce such Patents, or if KYOWA fails to timely implement such action which KYOWA has decided to institute, then CEPHALON shall have the right to do so at its own expense and in its own name if possible. KYOWA shall cooperate with CEPHALON in such effort including being joined as a party to such lawsuit. The party bearing the expenses for such litigation shall keep any damages recovered therefrom.

11.4 KYOWA agrees to diligently prosecute and maintain the Patents owned or controlled by KYOWA or its Affiliates and to inform CEPHALON of all written communications to and from Patent Office in the Territory including providing CEPHALON with copies of all such written communications upon request of CEPHALON. However, if Kyowa does not prosecute the Patent CEPHALON may prosecute the Patent in the CEPHALON's Territory.

11.5 During the life of this License Agreement, neither party shall independently develop any chemical analogs based upon the Substance(s) or any information obtained front the R & D with a purpose of applying for a patent except in the cases where both parties co-apply for a patent on such terms and conditions as may be agreed by both parties.

11.6 All the result, information and data directly derived from the R & D hereunder shall be the sole property of CEPHALON except the cases where both parties agree to co-apply for any patent or right, providing that KYOWA, its Affiliates and its sublicensees are hereby granted a royalty-free right to use the same in KYOWA's respective territory.


Article 12. Communication of Side Effects and Regulations
---------------------------------------------------------

12.1 Each party shall promptly report to the other parry any unusual or unexpected reactions or side effects concerning the Pharmaceutical(s). All such reports by KYOWA shall meet the requirements of the United States Food and Drug Administration with respect to the reporting of adverse drug reactions. All such reports by CEPHALON shall meet the requirements of the appropriate Japanese regulatory

Page No. 9                                                                [LOGO]
                                                                           KYOWA

authority with respect to the reporting of adverse drug reactions.

12.2 Each party shall communicate to the other party all existing or contemplated laws of regulations of which each party is aware in the Territory applicable to or affecting the Pharmaceutical(s) and any government action likely to have an impact on the Pharmaceutical(s).


Article 13. Term and Termination
--------------------------------

13.1 This License Agreement shall become effective as of the date first above written and shall expire upon the expiration of the last to expire of the Patents.


13.2 This License Agreement shall be automatically terminated if:

(a) CEPHALON fails in filing an I.N.D. for any Pharmaceutical(s) within five (5) years from the date first above written or;

(b) CEPHALON discontinues the development of the Pharmaceutical(s) because of reasons relating to the safety or efficacy of the Pharmaceutical(s).

No compensation for such termination shall be paid by CEPHALON to KYOWA in any of the foregoing cases under this Article 13.2.

13.3 If either party breaches any material provision of this License Agreement and fails to remedy such breach within sixty (60 ) days after the date of notice thereof by the aggrieved party, the aggrieved party may at any time thereafter terminate this License Agreement.

13.4 Either party hereto shall have the right to terminate this License Agreement forthwith by written notice to the other party (i) if the other party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other party or (iii) if other party shall make or execute an assignment for the benefit of creditors.

13.5 In the event of the termination of this License Agreement pursuant to
Article 13.3 and 13.4, each party shall promptly, at no cost, transfer or assign, upon request, to the requesting party or to such party's designee, all approvals, permits, registrations and any other rights obtained by the other party with respect to the Pharmaceutical(s), to the extent permitted by the laws in the applicable territory.

Page No. 10                                                               [LOGO]
                                                                           KYOWA

13.6 No party shall on termination of the License Agreement for whatever reason be relieved of its obligations accrued hereunder prior to the date of such termination, including any obligation to make payments or reports relating to the prior sales or use.

Article 14. Assignment
----------------------

Neither this agreement nor any rights or benefits or obligations hereunder shall be assignable or transferable by either of the parties hereto without the prior written consent of the other party.

Article 15. Force Majeure
-------------------------

Neither party shall be responsible nor liable to the other party for failure or delay in the performance of this License Agreement due to any war, fire, accident, or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control.

Article l6. Notices
-------------------

Any notice or communication required or permitted to be given or made under this License Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by registered mail, postage prepaid, addressed to such other party at its respective address as follows:

Kyowa Hakko Kogyo Co., Ltd.                 Cephalon, Inc.
1-6-1 Ohtemachi Chiyoda-ku,                 145 Brandywine Parkway, West Chester
Tokyo 100 Japan                             PA 19380 U.S.A.

Attention: General Manager                  Attention: President
           Licensing


Article 17. Entire Agreement
----------------------------

This Agreement sets forth the entire agreement of the parties with respect to the subject matter contained herein and may not be modified or amended except as expressly stated

Page No. 11                                                               [LOGO]
                                                                           KYOWA

herein or by a written agreement duly executed by both parties hereto.

Article 18. Governing Law
-------------------------

This License Agreement shall be construed and the rights of the parties governed in accordance with the laws of Japan. All dispute, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this License Agreement, or the breach thereof, shall be settled amicably through negotiations between the parties hereto. If such negotiations should fail to yield an amicable settlement, then such disputes, controversies or differences shall be brought in West Chester, Pennsylvania and shall be brought in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any proceeding brought by CEPHALON shall be brought in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. The award rendered by arbitrator(s) shall be final and binding upon both parties.

Article 19. Severability
------------------------

If any provisions hereof shall be determined to be invalid, illegal or unenforceable, the validity, legality or effect of the other provisions of this License Agreement shall not be affected or impaired thereby. In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use best efforts to substitute a valid, legal and enforceable provision, which, insofar as practical, implements the purposes hereof.

IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be signed and executed in duplicate by their duly authorized representatives as of the day, month and year first above written.

CEPHALON, INC                      KYOWA HAKKO KOGYO CO., LTD

By: /s/ ILLEGIBLE                  By: /s/ ILLEGIBLE
   --------------------               ---------------------
Title: Vice President              Title:  Senior Managing Director
      -------------------                -----------------------------
Dated: May 15, 1992                Dated:  May 15, 1992
      -------------------                -----------------------------

                                    EXHIBIT A

                                  Substance(s)

    KT#         M.W.      weight(mg)          KT#          M.W.      weight(mg)
    ---         ----      ----------          ---          ----      ----------
   5554         311              1           5951           496         1.1

   5555         467            1.1           5952           480           1

   5557         475            0.8           5958           466           1

   5632         551            1.2           5959           500         1.1

   5633         509              1           6005           601         1.1

   5634         464              1           6069           557         1.1

   5638         407              1           6076           444         0.9

   5639         409              1           6118           479         1.1

   5640         339              1           6121           493         1.2

   5642         581            1.1           6122           508         0.7

   5644         325            1.2           6124           468         0.9

   5707         479              1           6160           494         0.8

   5709         415            0.9           6169           452           1

   5710         399            1.1           6197           480           1

   5711         394              1           6228           493         0.9

   5713         481            1.1           6239           481         0.7

   5720         537            1.2           6240           495         1.2

   5738         509              1           6260           481         1.3

   5739         523            0.6           6292           478         0.6

   5740         551              1           6294           478         0.9

   5812         422            0.9           6295           492         1.1

   5813         485            1.5           6297           467         1.5

   5818         495            1.1           6349           497         1.6

   5822         481            1.1           6384           492         0.8

   5823         495            1.1           6386           553         1.1

   5860         639              1           6398           523           1

   5861         546              1           6399           413         0.6

   5871         466              1           6400           487           1

   5872         550              1           6434           507         1.2

   5876         452            0.7           6435           506         0.9

   5906         440            1.1           6454           462         0.9

   5907         440            1.1           6455           539         1.2

   5920         538            1.1           6459           466         1.5

   5921         483            1.6           6492         531.5           1

   5923         552            1.1           6493         571.5         0.9

   5926         525            1.3           6519           325         1.1

   5932         436              1           6570           639         1.1

   5935         481            1.7           6571         561.5         0.6

   5937         508              1           6572         589.5         1.1

   5943         480            1.1           6587           453         1.1

   5944         464              1           6594           547         0.8

   5945         485            1.4           6595           497         0.7

   5946         469            1.2           6606           617         0.7

   5947         501              1           6607           483         0.8

   5948         480            1.2           6616           527         0.6

   5949         494              1           6617           455         1.2

   5950         522              1           6618           499         0.9

                                             6663           506         0.8

                          Exhibit E - Research Program


[to be provided by Cephalon]

                         Proposed Research Collaboration
                               General Objectives


o Complete development of CEP-1347 and clinically evaluate potential for treatment of neurodegenerative disease

o Refine and implement novel discovery path based on proposed mechanism (with fused pyrrolocarbazoles) for identification of "back-up" molecule

o    Identify additional innovative targets for further drug discovery efforts



                             Cephalon Confidential
        [Draft: To be approved and implemented by Lundbeck/Cephalon JMT]

Year 1: Proposed Research Collaboration


Primary Development Objectives:
-------------------------------

I.   Development of CEP-1347

     Note: Decision to be made jointly with partner based on the best opportunity with CEP-1347 or a fused pyrrolocarbazole.

     o Complete development activities for CEP-1347 and initiate clinical evaluation with the following objectives:

          o    Determine PK and multi-does tolerability in Phase 1

          o Evaluate the potential for using a surrogate marker of mechanism (to facilitate phase 2 dosage selection) and couple with pre-clinical activities.

          o With collaborator, determine the most appropriate path forward for Phase 2 evaluation in an appropriate neurological disease (AD, Parkinson's, ALS).

          o    Continue to define the breadth of pharmacological activities.



                              Cephalon Confidential

        [Draft: To be approved and implemented by Lundbeck/Cephalon JMT]

Year 1: Proposed Research Collaboration

Primary Research Objectives:

1. Complete, validate and implement discovery cascade; identify potential development candidates; chemically refine

     o Complete the development of the discovery path, immediately target chemistry, screen, identification of leads (Based on distribution MLK2/DLK primary initial target).

     o Complete the characterization of MLK Family in neuronal death processes in vitro and in vivo.

          o Complete localization and distribution studies IQ (rat and human brain; non-CNS/PNS tissues)

          o Complete confirmation of involvement in cell death of primary neuronal and/or PC12 cultures (dominant negative; on-going)

          o Complete characterization of test for inhibition of SAPK pathway in vivo (MPTP, MES)

     o Initiation of the elucidation of additional discovery targets involved in neuronal death processes by utilizing "in-house" screens, literature, genomics information, expression profiles in human diseased brain and/or biochemical and molecular approaches, identify candidate kinases, clone, express, characterize and provide for screening


                              Cephalon Confidential

        [Draft: To be approved and implemented by Lundbeck Cephalon JMT]

                 Years 2 and 3: Proposed Research Collaboration

I.   Complete characterization of structurally novel, (e.g.:
     non-indolocarbazole) selective MLK family member(s) (e.g.: MLK-2) (or appropriate target) inhibitor and recommend for development (2Q, Year 2)

     o Complete all pre-clinical, non-development activities for successful recommendation of candidate compound

     o    Support development of candidate compound

II. Continued elucidation and identification of molecular processes involved in neuronal death (continuation from Year 1)

     o Identification and characterization of at least one to two additional molecular targets for discovery efforts

          o Validation of importance in neuronal death and role in specific disease

          o Establishment of necessary reagents, in vitro and in vivo models per the discovery flow

          o    Initiate discovery program (targeted chemistry)


                              Cephalon Confidential

        [Draft; To be approved and implemented by Lundbeck/Cephalon JMT]

                              Summary of Milestones

     Year 1:
     -------

     o    Development Milestones
           CEP- 1347 enters phase I (makes assumption of joint decision to proceed)

     o    Research Milestones

          o Validation and implementation of MLK family member inhibitor discovery program as a disease relevant target; identification of viable predevelopment leads
          o Initiate characterization of additional neuronal processes of cell death for target identification

     Year 2:
     -------

     o Research Milestones (Clinical development of CEP-1347 not considered for simplicity)

          o Recommendation of selective MLK family member (or appropriate Kinase target) inhibitor for development (2Q)

          o Expansion of therapeutic utility of leads by further understanding of molecular involvement of target in disease process

          o Choice and initiation of "new target" discovery program (may be continuation from Year 1)


                              Cephalon Confidential

        [Draft: To be approved and implemented by Lundbeck/Cephalon JMT]

            Identification/Screening: "Neurotrophic" Small Molecules
                     II. Target Directed Approach (Proposed)


                            Recom. Protein Expression
       Medicinal               - Molecular Biology                 Compound
       Chemistry               - Assay Development                 Library

                                                       In Vitro Kinase affinity;
                                                         Guide Chemical Effort
                                                           K, Determination
                         Kinase Screen Binding/Enzymatic
                             MLK-3, DLK, MEK Primary
                               Trk, PKC Secondary
Biochemical/Molecular
Identification of Relevant
Kinases in Neuronal Cell
Death Processes
                           Transient Transfection/Tet-        Inhibits target
                         Inducible Cell Assay for Kinase      in cells IC(50)
                                    of choice

                                                            Inhibition of Target
Biochemical Validation                                      Leads to Functional
Activation of Molecular Target      Oral BA                 Event in Appropriate
in Disease Relevant In Vitro       LC/MS/MS                 Cell Type (e.g.,
and In Vivo Models                                          Neurons)




                     In Vivo Demonstration of Inhibition of
                       Molecular Target in the CNS or PNS
                                      po/sc


                           Pharmacological Evaluation
                    (Biochemical, Functional, Behavioral) in
                             Disease Relevant Models
                                       po

                              General Pharmacology

                         Recommendation for Development


                              Cephalon Confidential

        [Draft; To be approved and implemented by Lundbeck/Cephalon JMT]

                 Exhibit F - List of Countries in the Territory


Europe

Western Europe
--------------

     Austria
     Belgium
     Denmark
     Finland
     France
     Germany
     Greece
     Iceland
     Ireland
     Italy
     Liechtenstein
     Luxembourg
     The Netherlands
     Norway
     Portugal
     Spain
     Sweden
     Switzerland
     United Kingdom

Eastern Europe
--------------

     Bosnia-Herzegovina
     Bulgaria
     Croatia
     Czech Republic
     Hungary
     Poland
     Romania
     Serbia
     Slovakia
     Any country that was included within the boundaries of the Union of Soviet Socialist Republics immediately prior to its dissolution on December 25, 1991.

Middle East

     Babrain
     Cyprus
     Egypt
     Iran
     Iraq
     Israel
     Jordan
     Kuwait
     Lebanon
     Oman
     Qatar
     Saudi Arabia
     Syria
     Turkey
     United Arab Emirates
     Yemen


South America

     Argentina
     Bolivia
     Brazil
     Chile
     Columbia
     Easter Island
     Ecuador
     Falkland Islands
     Fernando de Noronha Archipelago
     French Guiana
     Galapagos Island
     Guyana
     Juan Fernandez Islands
     Paraguay
     Peru
     Suriname
     Uruguay
     Venezuela

                         COMMON STOCK PURCHASE AGREEMENT


     This Common Stock Purchase Agreement (the "Agreement") is made as of May 28, 1999 by and between Cephalon, Inc., a Delaware corporation with its principal place of business located at 145 Brandywine Parkway, West Chester, Pennsylvania 19380-4245, USA (the "Company"), and H. Lundbeck A/S, a Danish corporation with its principal place of business located at 9 Ottiliavej, DK-2500 Valby Copenhagen, DENMARK ("Buyer").

                                   WITNESSETH:

     WHEREAS, as of this date the Company and the Buyer will enter into a Joint Research, Development and License Agreement (the "License Agreement") covering their collaborative efforts to engage in research, development and commercialization of certain therapeutic drugs for the treatment of diseases of the nervous system; and

     WHEREAS, concurrent with the execution of the License Agreement by the Company and Buyer, Buyer has agreed to purchase and the Company has agreed to sell to Buyer shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby affirmed, the parties hereby agree as follows.

     1. Authorization and Issuance.

     1.1 Authorization of Shares. The Company has authorized the issuance to the Buyer of [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] shares of its Common Stock (the "Shares").

     1.2 Issuance and Purchase of Shares. Subject to the terms and conditions hereof, the Company will issue to the Buyer [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] duly authorized, validly issued, fully paid and nonassessable shares of its Common Stock at a purchase price per share equal to the average closing price of the Common Stock for the five Trading Days immediately prior to the date of this Agreement. In consideration for the Shares, Buyer shall pay the Company in United States dollars the aggregate purchase price for the Shares effected by wire transfer in accordance with those instructions provided by the Company to the Buyer. The Company shall deliver to the Buyer on, or as soon as practicable thereafter, the date hereof a certificate representing the Shares registered in the name of the Buyer (or in the name of another entity as may designated by the Buyer). For the purposes of this Agreement, (i) "Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq or such other securities market which at such time constitutes the principal securities market for the Common Stock is open for general trading of securities; and (ii) "Nasdaq" means the Nasdaq National Market.

     2. Representations and Warranties of the Company. The Company represents and warrants to Buyer as of the date hereof as follows:

        2.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        2.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue the Shares to Buyer and to carry out and perform all of its obligations hereunder. This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Restated Certificate of Incorporation, the Company's bylaws, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or its properties is bound, or (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, in any such case which would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under this Agreement.

        2.3 Shares. The Company has full corporate power and lawful authority to issue the Shares to Buyer on the terms and conditions contemplated herein, and when so issued against payment therefor as provided herein, the Shares will be validly authorized and issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1996 by the NASD or the Nasdaq Stock Market of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq; and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Shares will become ineligible for listing on Nasdaq.

        2.4 Capitalization. The authorized capital stock of the Company consists of (A) [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] shares have been designated Series A Junior Participating Preferred Stock, and none of which are outstanding. The Company's Annual Report on Form 10-K for the year ended December 31, 1998 discloses as of the filing date thereof all outstanding options or warrants for the purchase of, or rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from such date to the date hereof there has been, no material change in the amount or terms of any of the foregoing except for the grant or exercise of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement.

        2.5 Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for (x) the execution, delivery and performance by the Company of this Agreement, (y) the issuance and sale of the Shares as contemplated by this Agreement and (z) the performance by the Company of its obligations under this Agreement, other than (1) as may be required under applicable state securities or "blue sky" laws, (2) the listing of the shares on Nasdaq, and (3) the filing of a Form D with the Securities and Exchange Commission ("SEC") with respect to the Shares as required under Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act").

        2.6 SEC Filings. The Company has timely filed all reports required to be filed under the Securities Exchange Act of 1934, as amended (the "1934 Act") and any other material reports or documents required to be filed with the SEC since January 1, 1997 (the "SEC Filings"). All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of (i) Form S-3 for the registration of the resale of the Shares by the Buyer and/or any subsequent holder(s) of the Shares and (ii) Rule 144 for the sale of the Shares by the Buyer and/or any subsequent holder(s) of the Shares (subject to compliance with applicable holding periods by the seller of the Shares). The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1998 other than the SEC Filings.

        2.7 Investment Company. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

        2.8 Absence of Brokers, Finders, Etc. No broker, finder or similar person or entity is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any person or entity for any such commission, fee or other compensation.

        2.9 No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person or entity acting on behalf of the Company, in respect of the Shares or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any person or entity acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any person or entity any of the Shares or, within the six months prior to the date hereof, any other similar security of the Company except as disclosed in the SEC Filings; and neither the Company nor any person or entity authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any person or entity so as thereby to cause the issuance or sale of any of the Shares to be in violation of any of the provisions of Section 5 of the 1933 Act.

     3. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company as of the date hereof as follows:

        3.1 Investment Experience. Buyer believes that it has received all the information it considers necessary or appropriate to enable it to decide whether to purchase the Shares. Buyer has had an opportunity to become aware of the Company's business affairs and financial condition, has had an opportunity to ask questions and receive answers, review documents and gather information about the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Buyer has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares and can bear the economic risk of its investment. Buyer acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Company's Proxy Statement for the 1999 Annual Meeting on Schedule 14A and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "SEC Documents") filed by the Company with the SEC.

        3.2 Investment Intent. Buyer is purchasing the Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the 1933 Act. Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Shares, except in compliance with the 1933 Act or pursuant to an available exemption thereunder.

        3.3 Restricted Securities. Buyer understands that the Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Buyer's investment intent as expressed herein. Buyer is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        3.4 No Legal, Tax or Investment Advice. Buyer understands that nothing in the SEC Documents, this Agreement or any other materials presented to Buyer in connection with the acquisition of the Shares constitutes legal, tax or investment advice. Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Shares.

        3.5 Corporate Power; Authority. Buyer has all requisite legal and corporate power and has taken all requisite corporate action to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered on behalf of Buyer and constitutes the valid and binding agreement of Buyer, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

     4. Restrictions on Transfer and Registration Rights.

        4.1 Restrictions on Transferability. The Shares shall not be transferable in the absence of registration under the Securities Act and any applicable state securities laws or exemptions therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

        4.2 Restrictive Legends. Each certificate representing the Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

     THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

Notwithstanding the above, the Buyer (or any authorized subsequent holder of the Shares) may request that the Company remove any such legend from the certificate(s) evidencing the Shares or issue to Buyer (or to such holder) new certificate(s) therefor that are free of such legend if, with such request, the Company shall have received an opinion of counsel, which opinion is reasonably satisfactory to the Company, to the effect that any transfer by the Buyer (or said holder) of the Shares will not violate the securities laws of the United States or any applicable state laws.

        4.3 Shelf Registration. The Company shall file one registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement under the Securities Act for the Shares (the "Registration Statement"); provided, however, that the Company shall not be required to effect such registration if the Company shall furnish to Buyer a certificate signed by the President and Chief Executive Officer stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement for a period of not more than ninety (90) days after the receipt of the request from Buyer.

        4.4 About Registration.

            4.4.1 The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Buyer shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares to be registered in accordance with this Section 4 (the "Registrable Securities") resold by Buyer. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for Buyer.

            4.4.2 In the case of any registration filed by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities;
(ii) cause such Registration Statement to become effective and keep such Registration Statement effective until the second anniversary of this Agreement or, if earlier, until Buyer has completed the distribution of all of its Shares;
(iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Buyer from time to time may reasonably request; (iv) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities; (vi) comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by Buyer, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

            4.4.3 Buyer shall furnish to the Company such information regarding Buyer and the distribution proposed by Buyer as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. Buyer shall represent that such information is true and complete.

            4.4.4 The Company shall submit to the SEC, within three business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall notify Buyer of the effectiveness of the Registration Statement on the date that it is declared effective by the SEC. The Company represents and warrants to Buyer that (a) any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) each Prospectus, at the time the related Registration Statement is declared effective by the SEC and at all times that such Prospectus is required by this Agreement to be available for use by Buyer, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            4.4.5 The Company will furnish to Buyer one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to any Registration Statement pertaining to the Registrable Securities (other than any portion of any such letter or item which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which Buyer hereby agrees to keep confidential.

            4.4.6 As promptly as practicable after becoming aware of such event or circumstance, the Company will notify Buyer of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus relating to any Registration Statement pertaining to the Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement and the related Prospectus to correct such untrue statement or omission.

            4.4.7 As promptly as practicable after becoming aware of such event, the Company will notify Buyer of the issuance by the SEC of any stop order or other suspension of effectiveness of any Registration Statement pertaining to the Registrable Securities at the earliest possible time.

            4.4.8 The Company will permit Buyer and a firm of counsel designated by Buyer (and identified in writing to the Company by Buyer prior to the Closing Date, subject to change by notice to the Company from Buyer), at Buyer's sole expense, to review and have a reasonable opportunity to comment on such Registration Statement and all amendments and supplements thereto at least two Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC.

        4.5 Indemnification and Contribution.
            ---------------------------------

            4.5.1 To the extent not prohibited by applicable law, the Company will indemnify and hold harmless Buyer against any third party claims to which it may become subject under the 1933 Act, the 1934 Act, or otherwise, insofar as such claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement of material fact in any Registration Statement; (ii) any omission to state in any Registration Statement any material fact required to be stated therein; (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or any state securities law; or (iv) any breach by the Company of any of its representations and warranties set forth herein or failure by the Company to fulfil any of its obligations hereunder. Subject to those limitations on legal counsel set forth in Section 4.5.2, the Company shall reimburse the Buyer promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by it in connection with investigating or defending any such claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 4.5.1 shall not apply to (i) a claim arising out of or based upon information relating to the Buyer furnished in writing to the Company by the Buyer expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto;
(ii) any claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Buyer prior to the pertinent sale or sales of the Shares by the Buyer; and (iii) amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company.

            4.5.2 Promptly after receipt by Buyer under this Section 4.5 of notice of the commencement of any action (including any governmental action) that may fall within the scope of indemnification hereunder, Buyer shall deliver to the Company a notice of the commencement thereof and the Company shall have the right to participate in and, to the extent the Company so desires, to assume control of the defense thereof with counsel reasonably satisfactory to the Buyer; provided, however, that the Buyer shall have the right to retain its own counsel with the fees and expenses to be paid by the Company if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Buyer and the Company would be inappropriate due to actual or potential differing interests between the Buyer and the Company, in which case the Company shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an action is pending, for the Buyer. The failure to deliver notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to Buyer under this Section 4.5.2, except to the extent that the Company is prejudiced in its ability to defend such action. The indemnification required by this Section 4.5.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            4.5.3 To the extent any indemnification by the Company as set forth in Section 4.5.1 above is applicable by its terms but is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 4.5.1 to the fullest extent permitted by law. In determining the amount of contribution to which Buyer is entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section
4.5.1 and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other person or entity who was not guilty of such fraudulent misrepresentation.

            4.5.4 Other Rights. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

        4.6 Notice of Sale. If at any time after the date hereof the Buyer
            --------------
desires to sell any of the Shares beneficially owned by the Buyer to any unrelated person or entity, then the Buyer shall fifteen (15) days prior to the date of any such sale disclose the identity of the purchaser of such shares of Common Stock, the number of shares proposed to be sold, and the terms and conditions, including price, of the proposed sale.

        4.7 Compliance.
            ----------

          (a) Prior to the effective date of the registration of the Shares, the Company shall take all actions required to ensure that the Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the Buyer and/or any subsequent holder(s) of the Shares.

          (b) With a view to making available to Buyer the benefits of Rule 144 promulgated under the 1933 Act, the Company agrees:

               (1) so long as Buyer or any subsequent holder(s) of the Shares own the Shares, promptly upon request, to furnish to such owner such information as may be necessary and otherwise reasonably to cooperate with such owner to permit such owner to sell the Shares pursuant to Rule 144 without registration; and

               (2) if at any time the Company is not required to file reports with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of Buyer or any subsequent holder(s) of any of the Shares, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Shares in accordance with Rule 15c2-11 under the 1934 Act.

     5. Miscellaneous.
        -------------
        5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

        5.2 Survival of Warranties. The representations and warranties of the Company and Buyer contained in or made pursuant to this Agreement shall survive until second anniversary date of this Agreement.

        5.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including successors in interest to the Shares).

        5.4 Entire Agreement; Amendments. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

        5.5 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Buyer, at H. Lundbeck A/S, 9 Ottiliavej, DK-2500 Valby Copenhagen, DENMARK, or at such other address as Buyer shall have furnished the Company in writing, or (b) if to the Company, at 145 Brandywine Parkway, West Chester, PA 19380-4245, or at such other address as the Company shall have furnished to Buyer in writing.

        5.6 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        5.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

H. LUNDBECK A/S                                 CEPHALON, INC.


By:/s/ Claus Braestrup                          By:/s/ Peter E. Grebow
   -----------------------------                   ---------------------------
   Claus Braestrup                                 Peter E. Grebow
   Executive Vice President, R&D                   Senior Vice President,
                                                   Business Development


By:/s/ Torben Skarsfeldt
   -----------------------------
   Torben Skarsfeldt
   Board Member